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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL COMMERCE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3-99)

NATIONAL COMMERCE FINANCIAL CORPORATION

One Commerce Square

Memphis, Tennessee 38150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 23, 2003

TO THE SHAREHOLDERS OF NATIONAL COMMERCE FINANCIAL CORPORATION:

The annual meeting of shareholders of National Commerce Financial Corporation will be held in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, on Wednesday, April 23, 2003, at 10:00 a.m., Central Daylight Time.

At the annual meeting, you will be asked to vote on the following proposals:

1.	To elect five individuals to serve on our Board of Directors;

2.	To approve the National Commerce Financial Corporation 2003 Stock and Incentive Plan;

3.	To ratify the appointment of KPMG LLP as our independent auditors for 2003; and

4.	To transact any and all other business as may properly come before the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on February 20, 2003, will be entitled to receive notice of and to vote at the annual meeting.

Information relating to the above matters is set forth in the accompanying proxy statement dated March 12, 2003.

By Order of the Board of Directors,

M.J.A. “Jekka” Pinckney
Secretary

Memphis, Tennessee

March 12, 2003

Your vote is important.

Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope, or follow the instructions on the enclosed proxy card to vote your shares on the telephone or the Internet, whether or not you plan to attend the meeting.

NATIONAL COMMERCE FINANCIAL CORPORATION

One Commerce Square

Memphis, Tennessee 38150

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 23, 2003

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the annual meeting of shareholders by the proxies named on the enclosed proxy card. In connection with our solicitation of proxies, we are mailing this proxy statement, the enclosed proxy card, our annual report on Form 10-K for the year ended December 31, 2002, and our 2002 annual report to all shareholders beginning on or about March 12, 2003.

In this proxy statement, terms such as “we,” “us” and “our” refer to National Commerce Financial Corporation, which may also be referred to from time to time as “NCF” to distinguish it from its subsidiaries or other entities. References to “NBC” are to our wholly owned banking subsidiary, National Bank of Commerce. References to “CCB” are to CCB Financial Corporation, with whom we merged on July 5, 2000.

When is the annual meeting?	Wednesday, April 23, 2003, 10:00 a.m. Central Daylight Time.

Where will the annual meeting be held?	In the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150.

What items will be voted on at the annual meeting?	You will be voting on the following matters:
1.	ELECTION OF DIRECTORS. To elect five Class C directors to serve until the 2006 annual meeting of shareholders.

2.	2003 STOCK AND INCENTIVE PLAN. To approve the National Commerce Financial Corporation 2003 Stock and Incentive Plan.

3.	RATIFICATION OF AUDITORS. To ratify the selection of KPMG LLP as our independent auditors for fiscal year 2003.

4.	OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Who can vote?

Only holders of record of our common stock at the close of business on February 20, 2003, will be entitled to notice of and to vote at the annual meeting and any adjournment of the annual meeting. Each holder is entitled to one vote for each share of common stock held on that date. On February 20, 2003, there were 205,649,197 shares of our common stock outstanding and entitled to vote.

How do I vote by proxy?

You may vote your shares by marking your vote in accordance with the instructions on the enclosed proxy card, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

You may also vote your shares by proxy either by telephone or electronically via the Internet, following the instructions on the enclosed proxy card.

For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate in accordance with the instructions on the proxy card. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

“FOR” the election of all of the nominees for director;

“FOR” the approval of the National Commerce Financial Corporation 2003 Stock and Incentive Plan; and

“FOR” the ratification of KPMG LLP as our independent auditors.

We are not aware of any other matter to be brought before the annual meeting. If matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?	You may change or revoke your proxy at any time before it is voted at the annual meeting:

1.	If you initially voted by telephone or electronically via the Internet, by recording a different vote using the same method you used to cast your initial vote;

2.	By submitting another proxy card by mail with a more recent date than that of the proxy first given, whether given by telephone, electronically or via submission of a proxy card;

3.	By sending written notice of revocation to our corporate secretary, M.J.A. “Jekka” Pinckney; or

4.	By attending the annual meeting and voting in person.

If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from that bank, broker or other holder of record to be able to vote at the meeting.

How many votes are required?	If a quorum is present at the annual meeting:

The director nominees will be elected by a plurality of the votes cast in person or by proxy at the annual meeting.

KPMG LLP will be ratified as our independent auditors, the National Commerce Financial Corporation 2003 Stock and Incentive Plan will be approved, and all other matters submitted to the shareholders will be acted upon affirmatively, by the vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on the matter.

What constitutes a “quorum” for the annual meeting?

A majority of the outstanding shares of NCF common stock entitled to vote at the annual meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the annual meeting for purposes of determining a quorum. Abstentions will have the same effect as negative votes on all matters but the election of directors, as to which they will not count in the voting results. Broker non-votes will not count in the voting results as to any matter, including the election of directors. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority to vote on that item and has not received instructions from the owner of the shares.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as those of NBC, may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

When are proposals for the 2004 annual meeting due?

To be considered either for inclusion in the proxy materials solicited by the directors for the 2004 annual meeting or for consideration by the shareholders at the 2004 annual meeting, proposals by shareholders must be received by M.J.A. “Jekka” Pinckney, Corporate Secretary, One Commerce Square, Memphis, Tennessee 38150, no later than November 12, 2003. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. We will have discretionary voting authority with respect to any shareholder proposal that we receive after January 27, 2004.

PROPOSAL I

ELECTION OF DIRECTORS

Our Amended and Restated Charter provides for a Board of Directors consisting of not less than three and not more than twenty-five directors. It divides the Board into three classes as nearly equal in number as possible, with each class serving a three-year term and one class elected at each annual meeting of shareholders. The Board of Directors has set 18 as the number of directors constituting the full Board for the ensuing year.

Our Board of Directors is composed of a significant majority of independent directors. While all of our directors are encouraged to own our common stock, aligning their interests with our shareholders, none owns more than 3% of our outstanding common stock. Each of our directors is required to sign annually a Code of Ethics that prohibits, among other things, conflicts of interest and violations of banking and other laws affecting us and that encourages the highest standards of conduct and ethics while representing the interests of our shareholders.

At this year’s annual meeting, five directors are to be elected as Class C directors for terms that expire at the annual meeting of shareholders in 2006. All of the nominees are presently members of the Board.

The Board of Directors could, by a majority vote of the entire Board, increase the number of directors to up to 25 and fill the vacancies resulting from such increase for the remainder of the term of the class in which each new directorship is created. Although the Nominating and Governance Committee of the Board from time to time considers qualified candidates to become directors, the Board has made no decision at this time to increase the number of directors.

The following table provides information about the five nominees for election to the Board of Directors as Class C directors as well as the 13 incumbent Class A and Class B directors.

Name	Age as of February 28, 2003	Principal Occupation for Past Five Years and Directorships	Year First Elected Director

Class C: Nominees to Serve Until the Annual Meeting of Shareholders in 2006

James B. Brame Jr.	57	President and Chief Executive Officer of Brame Specialty Co., Inc. (paper and office supplies); Director of CCB until July 2000	2000
John D. Canale III	57	President and Chief Executive Officer of D. Canale & Co. and Secretary-Treasurer of D. Canale Beverages, Inc.; President of D. Canale Food Services, Inc. (wholesale food distributor) until September 1999	1989
James H. Daughdrill Jr.	68	President of Rhodes College until his retirement in June 1999	2000
J. Bradbury Reed	63	Member of the law firm of Bass, Berry & Sims PLC; Director of J. Alexander’s Corporation	1998

David E. Shi	51	President of Furman University; Director of CCB until July 2000	2000

Class A: Incumbents to Serve Until the Annual Meeting of Shareholders in 2004

Bruce E. Campbell Jr.	71	Consultant to NCF; Chief Executive Officer of NCF until his conversion to part-time status in 1993; Director of RFS Hotel Investors, Inc.	1976
Blake P. Garrett Jr.	62	Partner in Garrett and Garrett Construction and related companies (commercial real estate development); Director of CCB until July 2000	2000
Thomas M. Garrott	65	Chairman of the Executive Committee of the Board; Chairman of the Board until January 2003; Chairman of the Board, President and Chief Executive Officer of NCF until July 2000; Chief Executive Officer and Chairman of the Board of National Bank of Commerce until July 1998; Director of Internet Pictures Corporation	1977
C. Dan Joyner	65	President and Chief Executive Officer of The Prudential/C. Dan Joyner Co., Inc. (real estate brokerage); Director of CCB until July 2000	2000
W. Neely Mallory Jr.	69	President of Mallory Group, Inc. (third party logistics)	1974
Eric B. Munson	59	President and Chief Executive Officer of University of North Carolina Hospitals; Director of CCB until July 2000	2000
H. Allen Tate Jr.	71	President and Chief Executive Officer of Allen Tate Company, Inc. (real estate brokerage); Director of CCB until July 2000	2000

Class B: Incumbents to Serve Until the Annual Meeting of Shareholders in 2005
R. Grattan Brown Jr.	67	Member of the law firm of Glankler Brown, PLLC; Director of NCF from 1978 until July 2000	2002
Thomas C. Farnsworth Jr.	65	Chairman of Farnsworth Investment Co. (real estate development)	1977
Eugene J. McDonald	70	Executive Vice President of Duke University; Principal and Chief Investment Officer of Quellos Private Capital Markets, LLC; Founding President and Chief Executive Officer of Duke Management Company (asset management company affiliated with Duke University); Director of RedHat, Inc.; Director of Incara Pharmaceuticals Corporation; Director of CCB until July 2000	2000
Phillip H. McNeill Sr.	64	Chairman and Chief Executive Officer of Equity Inns, Inc.	1998
Ernest C. Roessler	61	Chairman of the Board, President and Chief Executive Officer; President and Chief Executive Officer through January 2003; Chairman of the Board, President and Chief Executive Officer of CCB until July 2000.	2000
Phail Wynn Jr.	55	President and Chief Executive Officer, Durham Technical Community College; Director of CCB until July 2000	2000

We have no reason to believe that any nominee for director will not agree or will not be available to serve as a director if elected. However, should any nominee become unable or unwilling to serve, the proxies may be voted for a substitute nominee or to allow the vacancy to remain open until filled by the Board.

The presence of a quorum at the annual meeting, either in person or by written proxy, and the affirmative vote of a plurality of the votes cast at the meeting are necessary to elect a nominee as director.

The Board of Directors recommends that you vote “FOR” the election to the Board of the individuals nominated by the Board.

MANAGEMENT OF THE COMPANY

Compensation of Directors

Only directors who are not officers or employees of NCF are entitled to receive compensation for their activities carried out in connection with their board membership. The following table summarizes NCF’s arrangements for compensation of its non-employee directors during 2003.

Annual Retainer(1)	$20,000
Board Meeting Fee(1)	$1,000
Executive Committee Retainer(1)	$7,500
Committee Meeting Fee(1)	$1,000
Annual Audit Committee Chair Retainer(1)	$5,000
All Other Annual Committee Chair Retainers(1)	$3,500
Annual Equity Compensation	Non-qualified stock options valued at $30,000 using the Black-Scholes method

(1)	Directors may elect to invest their retainers in the Director Fee Deferral Plan (which uses all director fees received to acquire shares of NCF common stock) or to receive their retainers in NCF common stock. If a director elects to invest his retainers in the Director Fee Deferral Plan, he may choose either to invest his meeting fees in the same plan or to receive them in cash. If a director elects to receive his retainers in NCF common stock, he will receive his meeting fees in cash.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations from such officers, directors and shareholders with respect to the period from January 1, 2002 through December 31, 2002, we are not aware of any required Section 16(a) reports that were not filed on a timely basis, with the following exceptions:

Forms 4 were not timely filed to report an acquisition of shares of phantom stock through our Director Fee Deferral Plan by Mr. Farnsworth on September 27, 2002 and October 16, 2002, but these transactions were reported on a Form 4 filed on October 22, 2002.

A Form 4 was not timely filed to report an acquisition of shares of phantom stock through our Director Fee Deferral Plan by Mr. Joyner on October 16, 2002, but this transaction was reported on a Form 4 filed on October 22, 2002.

A Form 4 was not timely filed to report an acquisition of shares of phantom stock through our Director Fee Deferral Plan by Mr. Mallory on September 27, 2002, but this transaction was reported on a Form 4 filed on October 22, 2002.

A Form 4 was not timely filed to report an acquisition of shares of phantom stock through our Director Fee Deferral Plan by Mr. McDonald on September 27, 2002, but this transaction was reported on a Form 4 filed on October 22, 2002.

A Form 4 was not timely filed to report the acquisition of stock options by Sheldon M. Fox, our Chief Financial Officer, on November 13, 2002, but this transaction was reported on a Form 4 filed on December 5, 2002.

Due to the complexity of the reporting rules, we have instituted procedures to assist our officers and directors with these obligations.

Stock Ownership of Management and Principal Shareholders

The following table sets forth the number and the percentage of shares of our outstanding common stock that were beneficially owned by our Chief Executive Officer, our four other most highly compensated executive officers (including officers of subsidiaries, if applicable), our directors and nominees for directorships, and all directors and named executive officers as a group, as of December 31, 2002. We know of no person that is a “beneficial owner,” as such term is defined by SEC rules, of more than 5% of the outstanding shares of our common stock as of December 31, 2002.

Name	Number of Shares of Common Stock Beneficially Owned as of December 31, 2002		Percent of Class(1)
James B. Brame Jr.	62,019	(2)	*
R. Grattan Brown Jr.	130,525	(3)	*
Bruce E. Campbell	496,576	(4)	*
John D. Canale III	5,202,538	(5)	2.5%
James H. Daughdrill	19,018	(6)	*
J. Scott Edwards	490,885	(7)	*
Thomas C. Farnsworth Jr.	1,016,295	(8)	*
Richard L. Furr	454,427	(9)	*
Blake P. Garrett Jr.	263,511	(10)	*
Thomas M. Garrott	2,459,303	(11)	1.2%
C. Dan Joyner	128,612	(12)	*
W. Neely Mallory Jr.	470,758	(13)	*
Eugene J. McDonald	93,364	(14)	*
Phillip H. McNeill Sr.	109,656	(15)	*
Eric B. Munson	39,606	(16)	*
J. Bradbury Reed	20,997	(17)	*
William R. Reed Jr.	754,605	(18)	*
Ernest C. Roessler	1,046,624	(19)	*
Dr. David E. Shi	57,578	(20)	*
H. Allen Tate Jr.	107,626	(21)	*
Dr. Phail Wynn Jr.	38,650	(22)	*
All directors and named executive officers as a group (21 individuals)	13,463,173	(23)	6.54%

*	Less than 1% of the outstanding shares of our common stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. The number of shares of common stock outstanding used in calculating the percentage for each listed individual includes 205,912,743 shares of common stock outstanding as of December 31, 2002 plus 2,219,333 shares of our common stock underlying options or warrants that are currently exercisable or that are exercisable within 60 days of December 31, 2002 that were held by the listed individuals, but excludes shares of common stock underlying options held by other persons. Except for shares held jointly with a person’s spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each shareholder identified in the table possesses sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by such shareholder.
(2)	Includes 22,370 shares of common stock issuable upon exercise of options held by Mr. Brame.
(3)	Includes 16,497 shares held by Mr. Brown’s wife, as to which Mr. Brown disclaims any beneficial interest, and 2,974 shares of common stock issuable upon exercise of an option held by Mr. Brown.
(4)	Includes 99,188 shares of common stock held by Mr. Campbell through an individual retirement account; a total of 102,452 shares held by members of Mr. Campbell’s family, as to which Mr. Campbell disclaims any beneficial interest; and 7,746 shares of common stock issuable upon exercise of options held by Mr. Campbell.
(5)	Includes 325,500 shares owned by the estate of Mr. Canale’s father, John D. Canale. As an executor of the estate, Mr. Canale shares investment and voting power. Also includes 4,711,312 shares held by D. Canale & Co., in which Mr. Canale has a 50% voting interest. Also includes 400 shares held by Mr. Canale as custodian for his nephew, as to which Mr. Canale disclaims any beneficial interest; and 7,746 shares issuable upon the exercise of options held by Mr. Canale.
(6)	Includes 7,746 shares issuable upon the exercise of options held by Mr. Daughdrill.
(7)	Includes 48,648 shares held by Mr. Edwards through NCF’s 401(k) plan; 248,391 shares of common stock issuable upon the exercise of options held by Mr. Edwards; and 28,243 shares held through NCF’s Equity Investment Plan.
(8)	Includes 500 shares held by Mr. Farnsworth’s wife, as to which Mr. Farnsworth disclaims any beneficial interest; 4,081 shares held through NCF’s Director Fee Deferral Plan; and 7,746 shares issuable upon the exercise of stock options held by Mr. Farnsworth.
(9)	Includes 264,534 shares of common stock issuable upon exercise of stock options held by Mr. Furr; 23,243 shares held by Mr. Furr’s wife; 24,436 shares held by Mr. Furr through NCF’s 401(k) plan; and 12,133 shares held through NCF’s Equity Investment Plan.
(10)	Includes 111,203 shares of common stock held by members of Mr. Garrett’s family; 1,377 shares held by Inn Circle Limited Partnership, of which Mr. Garrett is a partner, 5,449 shares held by Garrett, Wenck & Garrett, Inc., of which Mr. Garrett is a shareholder; and 37,411 shares issuable upon exercise of options held by Mr. Garrett.
(11)	Includes 490,967 shares of common stock issuable upon exercise of stock options held by Mr. Garrott; 98,933 shares held by Mr. Garrott through NCF’s 401(k) plan, including shares held through the ESOP feature of that plan; and 67,201 shares held through NCF’s Equity Investment Plan and NCF’s deferred compensation plan for executive officers (“NCF’s Deferred Compensation Plan”). Includes 99,893 shares held in trust for the benefit of Mr. Garrott’s children, as to which Mr. Garrott disclaims any beneficial interest.

(12)	Includes 48,585 shares of common stock issuable upon exercise of stock options held by Mr. Joyner, 28,446 shares held by Mr. Joyner through a deferred compensation plan; 8,673 shares held by Mr. Joyner through an individual retirement account; 5,606 shares held by Mr. Joyner’s wife; and 2,415 shares held through NCF’s Director Fee Deferral Plan.
(13)	Includes 4,000 shares of common stock held by Mr. Mallory’s wife, as to which he disclaims any beneficial interest; 3,283 shares held through NCF’s Director Fee Deferral Plan; and 7,746 shares of common stock issuable upon exercise of options held by Mr. Mallory.
(14)	Includes 37,668 shares of common stock issuable upon exercise of stock options held by Mr. McDonald and 36,631 shares held through NCF’s Director Fee Deferral Plan.
(15)	Includes 7,746 shares of common stock issuable upon exercise of stock options held by Mr. McNeill.
(16)	Includes 27,668 shares issuable upon exercise of stock options held by Mr. Munson.
(17)	Includes 1,865 shares held through NCF’s Director Fee Deferral Plan and 7,746 shares of common stock issuable upon exercise of stock options held by Mr. Reed.
(18)	Includes 222,980 shares of common stock held by Mr. Reed’s wife; 219,633 shares of common stock held jointly by Mr. Reed and his wife; 243,092 shares issuable upon exercise of stock options held by Mr. Reed; 61,438 shares held through NCF’s 401(k) plan, including shares held through the ESOP feature of that plan; and 7,462 shares held through NCF’s Deferred Compensation Plan.
(19)	Includes 619,239 shares of common stock issuable upon exercise of stock options held by Mr. Roessler; 22,491 shares of common stock issuable upon exercise of stock options assigned by Mr. Roessler to his children; 17,150 shares held by Mr. Roessler’s wife, as to which he disclaims any beneficial interest; 17,230 shares held by Mr. Roessler through NCF’s 401(k) plan; and 76,630 shares held through NCF’s Equity Investment Plan.
(20)	Includes 36,885 shares of common stock issuable upon exercise of stock options held by Dr. Shi.
(21)	Includes 37,668 shares of common stock issuable upon exercise of stock options held by Mr. Tate; 13,031 shares held by Mr. Tate through an individual retirement account; and 7,001 shares held by the Allen Tate Foundation.
(22)	Includes 25,168 shares of common stock issuable upon exercise of stock options held by Dr. Wynn.
(23)	Includes an aggregate of 2,219,333 shares of common stock issuable upon the exercise of stock options by all directors and named executive officers as a group.

NCF has adopted stock ownership guidelines for its Board of Directors and executive officers. Target stock ownership for directors is based on years of Board service, while target stock ownership for executive officers is based on a multiple of salary. At December 31, 2002, all of NCF’s directors, the Chief Executive Officer, and the next four most highly compensated officers met the applicable stock ownership target.

Board and Committee Meetings and Attendance

During 2002, the Board of Directors held five (5) meetings. No director attended fewer than 75% of the meetings of the Board of Directors and meetings held by all of the committees of the Board on which he served. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of NCF and that the contributions of all our directors have been substantial. In October 2001 our Board adopted a practice of holding an executive session at the end of each meeting during which members of management, including the Chief Executive Officer, are not present. At each Board meeting during 2002, our non-employee directors met in executive session either before or after all business had been conducted.

Our Board of Directors has the following committees—the Executive Committee, the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, the Loan Policy and Oversight Committee, and the Trust Committee. Each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee consists entirely of members who are not and have not been employees of NCF or its affiliates.

The Executive Committee met twelve (12) times and the Audit Committee met seven (7) times during 2002. The Compensation Committee held four (4) meetings during 2002, while the Governance and Nominating Committee held three (3) meetings, the Loan Policy and Oversight Committee met five (5) times and the Trust Committee met three (3) times.

The Board of Directors and certain committees of the Board have from time to time engaged their own outside advisors, including but not limited to legal counsel and consultants.

Executive Committee.    The Executive Committee, composed of Messrs. Garrott (Chairman), Campbell, Farnsworth, Mallory, McDonald, Munson, Roessler and Wynn, has, and may exercise, all the authority of the full Board of Directors between Board meetings with respect to matters other than the amendment of our Amended and Restated Charter or Bylaws, the adoption of a plan of merger or consolidation, the issuance of our stock or the disposition of substantially all of our assets or our dissolution.

Audit Committee.    The Board of Directors maintains an Audit Committee composed of Messrs. Garrett (Chairman), Canale, Joyner, Mallory, McNeill and Wynn. The Board and the Audit Committee believe that the current composition of the Audit Committee satisfies Section 303.01(B) of the New York Stock Exchange listing standards, which governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. For more information concerning the Audit Committee, please see “Report of the Audit Committee” below.

Governance and Nominating Committee.    The Governance and Nominating Committee seeks out and evaluates qualified candidates for positions on our Board of Directors. Messrs. McDonald (Chairman), Brown, Daughdrill, Reed, Shi and Wynn serve on this committee. The Governance and Nominating Committee will consider nominees recommended by our shareholders, provided that all proposals for nominees must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934. Please see “When are Shareholder Proposals for the 2004 Annual Meeting Due?” on page 4. The Governance and Nominating Committee also oversees the work of NCF’s Ad Hoc Committee on CEO Succession which was appointed by the Board in January 2003.

Loan Policy and Oversight Committee.    Messrs. Farnsworth (Chairman), Brame, Brown, Campbell, Daughdrill, Joyner and Tate serve on the Loan Policy and Oversight Committee. This committee is designed to ensure that the company’s lending policies are adequate and that lending activities are conducted in accordance with our policies and applicable laws and regulations. The committee also monitors loan portfolio quality, oversees procedures to identify problem loans and reviews the adequacy of our loan loss reserve.

Trust Committee.    Messrs. Brame (Chairman), Campbell, Canale, Garrett, Reed and Shi serve on the Trust Committee. The Trust Committee is charged with general oversight of the fiduciary activities of our subsidiary banks, including compliance with the laws and regulations that govern the fiduciary functions.

The membership and principal functions of the Compensation Committee are described under the caption “Report of the Compensation Committee” on page 22.

REPORT OF THE AUDIT COMMITTEE

In accordance with the Audit Committee’s written charter, adopted for the committee by the full Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the quality and integrity of our accounting, auditing and financial reporting practices. The Audit Committee recommends to the Board of Directors the persons or firm to be employed as our independent auditors; reviews with such auditors the scope of their engagement, their audit report and the accompanying management letter, if any; reviews with management and the independent auditors our financial statements and other disclosures included in our annual report filed with the SEC on Form 10-K; reviews with management and the independent auditors our interim financial statements to be included in our quarterly reports filed with the SEC; consults with the independent auditors and management with regard to the quality and reasonableness of our accounting methods and significant estimates and judgments and the adequacy of our system of internal control; approves in advance all non-audit professional services provided by the independent auditors; reviews the independence of the independent auditors; and considers the range of the independent auditors’ audit and non-audit fees.

In discharging its oversight responsibilities, the Audit Committee has:

(1)	reviewed and discussed NCF’s Form 10-K and audited financial statements for the year ended December 31, 2002 with management and with KPMG, LLP, our independent auditors;

(2)	reviewed and discussed with the independent auditors our interim financial statements filed with the SEC on Form 10-Q and the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	received the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 and discussed with the independent auditors any issues that may impact the auditors’ objectivity and independence.

Audit Fees

Aggregate fees for professional services rendered by KPMG LLP for the audit of our 2002 annual financial statements were $387,660.

Financial Information Systems Design and Implementation Fees

No fees were billed by KPMG LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X in 2002.

All Other Fees

Aggregate fees billed for services rendered by KPMG LLP during fiscal year 2002, other than services covered in the two paragraphs immediately preceding this one, totaled $2,477,402. Of this amount, $139,815 was billed for audit-related services, including fees for employee benefit plan audits, internal control reviews and accounting consultations, and $2,337,587 was billed for non-audit-related services.

In accordance with the SEC’s auditor independence requirements, the Audit Committee has also considered whether the provision of non-audit services is compatible with the auditors’ independence. Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC.

CURRENT AUDIT COMMITTEE MEMBERS:

Blake P. Garrett Jr. (Chairman)

John D. Canale III

C. Dan Joyner

W. Neely Mallory Jr.

Phillip H. McNeill Sr.

Phail Wynn Jr.

COMPENSATION OF MANAGEMENT AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to our Chief Executive Officer and each of the four other most highly compensated executive officers of NCF and its subsidiaries (hereinafter referred to as the “named executive officers”). The compensation shown for Messrs. Roessler, Furr and Edwards includes compensation paid to them by CCB prior to the NCF-CCB merger in July 2000.

			Annual Compensation(1)		Long-term Compensation
					Awards		Payouts
Name and principal position		Year	Salary ($)(1)	Bonus ($)	Restricted Stock Award(s) ($)(2)	Securities Underlying Options/ SARs(#)(3)	LTIP Payouts ($)(4)	All other compensa- tion ($)(5)

Ernest C. Roessler	President and Chief Executive Officer	2002	800,000	1,333,280	—	221,188	—	57,968	(10)
		2001	750,000	937,500	—	138,893	—	110,979	(9)
		2000	650,000	733,107	1,581,250	449,601	1,039,354	3,222,344	(6)(7)

Thomas M. Garrott	Chairman of the Board	2002	800,000	1,333,280	—	247,300	—	97,634	(10)
		2001	750,000	937,500	—	119,300	—	82,601	(9)
		2000	625,000	758,107	2,050,375	360,000	—	12,288,955	(6)(8)

William R. Reed Jr.	Chief Operating Officer	2002	365,000	372,316	—	76,875	—	57,796	(10)
		2001	365,000	305,927	—	38,700	—	52,942	(9)
		2000	322,500	217,787	474,375	137,500	—	2,538,832	(6)(8)

Richard L. Furr	President, CCB	2002	355,000	342,272	—	40,000	—	20,918	(10)
		2001	355,000	294,139	—	37,600	—	43,240	(9)
		2000	339,400	216,531	474,375	163,754	449,192	1,565,943	(6)(7)

J. Scott Edwards	Chief Administrative	2002	345,000	384,208	—	45,000	—	19,806	(10)
	Officer	2001	345,000	263,864	—	36,600	—	45,818	(9)
		2000	335,471	200,775	474,375	157,973	433,239	1,515,046	(6)(7)

(1)	We also provide certain perquisites and other personal benefits to the named executive officers that do not exceed either $50,000 or 10% of each named executive officer’s total annual salary and bonus.
(2)	Dollar amount shown equals number of shares multiplied by stock price on grant date. Dividends are paid on shares of restricted stock at the same rate as on unrestricted shares. The number of shares of unvested restricted stock held by the named executive officer and the value of those shares as of December 31, 2002 are as follows:

Name	Unvested Restricted Shares (#)	Aggregate Value ($)
Mr. Roessler	33,300	794,205
Mr. Garrott	33,300	794,205
Mr. Reed	10,000	238,500
Mr. Furr	10,000	238,500
Mr. Edwards	10,000	238,500
All shares of restricted stock vest on July 5, 2003

(3)	The options shown for Messrs. Roessler, Furr and Edwards for part of 2000 represent options to acquire shares of CCB common stock that were converted into options to acquire shares of our common stock upon completion of the NCF-CCB merger.
(4)	Reflects amounts paid to Messrs. Roessler, Furr and Edwards under CCB’s Long-Term Incentive Plan (“LTIP”). In connection with the NCF-CCB merger, LTIP awards scheduled to vest in 2001 and 2002 were accelerated for all participants. The amounts listed for Messrs. Roessler, Furr and Edwards include $762,000, $332,000 and $318,000, respectively, which amounts were accelerated due to the merger.
(5)	In addition to the other amounts footnoted below, figures in this column include directors’ fees (with respect to service on the boards of NCF and NBC, as applicable) of an aggregate of $26,150 paid to Mr. Garrott and $20,000 paid to Mr. Reed for 2000.
(6)	The amount listed for each named executive officer includes payments pursuant to contractual obligations made in connection with the NCF-CCB merger, as follows: Mr. Roessler, $3,109,600; Mr. Garrott, $12,131,293; Mr. Reed, $2,464,155; Mr. Furr, $1,519,518; and Mr. Edwards, $1,460,765. The amounts listed for Messrs. Roessler and Edwards also include $18,520 and $5,000, respectively, in relocation costs paid to them in 2000 by NCF. The amounts listed for Messrs. Roessler, Garrott, Reed, Furr and Edwards also include split-dollar life insurance premiums. Payments in respect of all split-dollar arrangements with executive officers were suspended in August 2002.
(7)	The amounts listed for Messrs. Roessler, Furr and Edwards for 2000 include an employer matching contribution on behalf of that officer to the CCB 401(k) and Retirement Savings Equity plans. The separate amounts for 2000 are as follows: Mr. Roessler, $30,622; Mr. Furr, $15,215; and Mr. Edwards, $14,768.
(8)	Also includes an employer matching contribution on behalf of that officer to the NCF 401(k) plan in the amount of $5,250 for each officer in 2000. Also includes an employer matching contribution to NCF’s Deferred Compensation Plan in 2000 on behalf of Mr. Garrott of $37,773 and on behalf of Mr. Reed of $12,789.
(9)	The amounts listed for Messrs. Roessler, Garrott, Reed, Furr and Edwards for 2001 include life insurance premiums, employer matching contributions on behalf of that officer to the 401(k) Investment Plan and Equity Investment Plan, and/or the Deferred Compensation Plan, and Relocation Costs. The amount listed for Mr. Roessler includes $51,611 in life insurance premiums, $44,368 in employer matching contributions, and $15,000 in relocation costs. The amount listed for Mr. Garrott includes $45,581 in life insurance premiums and $37,020 in employer matching contributions. The amount listed for Mr. Reed includes $38,294 in life insurance premiums and $14,648 in employer matching contributions. The amount listed for Mr. Furr includes $26,094 in life insurance premiums and $17,146 in employer matching contributions. The amount listed for Mr. Edwards includes $28,802 in life insurance premiums, $16,349 in employer matching contributions, and $667 in relocation costs.
(10)	Includes life insurance premiums and an employer matching contribution on behalf of each officer to the NCF 401(k) Investment Plan and Equity Investment Plan in the following amounts:

Name	Life Insurance Premiums($)	Matching Contributions($)
Roessler	5,843	52,125
Garrott	45,509	52,125
Reed	37,669	20,127
Furr	1,444	19,474
Edwards	1,541	18,265

For Messrs. Roessler, Furr and Edwards, the benefit from life insurance premiums paid by NCF is calculated for the period, projected on an actuarial basis, between payment of the premium and refund of the premium to NCF as provided in the policy.

Stock Plans

During 1994, the shareholders approved our 1994 Stock Plan (the “1994 Plan”), which reserved 6,200,000 shares of our common stock for use under the 1994 Plan. Shares that had not been subject to option or restricted stock grants under previous plans were transferred to reserved shares under the 1994 Plan. In 1997 and 2000, the shareholders approved an additional 2,000,000 and 4,000,000 shares, respectively, for grants under the 1994 Plan.

In addition, in connection with the NCF-CCB merger, we assumed CCB’s obligations under several option plans, including the CCB LTIP. CCB shareholders approved all shares available for grant under the CCB LTIP. Immediately following the NCF-CCB merger, there were approximately 5,334,650 shares of NCF common stock available for issuance under the CCB LTIP.

We grant options under the 1994 Plan and the CCB LTIP at the prevailing market price of our common stock on the date of the grant. Options become exercisable in equal parts over periods ranging from three to six years following the date of grant.

The 1994 Plan and the LTIP expire on September 9, 2003 and December 31, 2003, respectively, after which date no new awards will be made under either plan. Upon approval by the shareholders of the National Commerce Financial Corporation 2003 Stock and Incentive Plan, which is more fully described in Proposal II beginning on page 28 of this proxy statement, we will begin making awards under that plan.

Amounts set forth in the following tables reflect the effect of all stock dividends and splits declared through 2002 and, with respect to Messrs. Roessler, Furr and Edwards, the effect of the CCB merger with NCF.

Option Grants In Last Fiscal Year

The following table sets forth certain information with respect to the grant of stock options under our 1994 Plan and/or the CCB LTIP to the named executive officers for the year ended December 31, 2002.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	5%	10%
Ernest C. Roessler	196,300	7.07%	25.80	1-15-12	3,185,062	8,071,572
	24,888.9%		27.15	3-31-07	186,686	412,527
Thomas M. Garrott	247,300	8.09%	25.80	1-15-12	4,012,562	10,168,619
William R. Reed Jr.	76,875	2.77%	25.80	1-15-12	1,247,334	3,160,989
Richard L. Furr	40,000	1.44%	25.80	1-15-12	649,019	1,644,742
J. Scott Edwards	45,000	1.62%	25.80	1-15-12	730,147	1,850,335

(1)	Options become exercisable annually in equal parts over a three-year period following the date of grant, except that the option for 24,888 shares of common stock granted to Mr. Roessler vests on the first anniversary of the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth certain information with respect to options exercised during 2002 and the value of unexercised options and stock appreciation rights (“SARs”) held by the named executive officers of NCF and its subsidiaries on December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($)(2) Exercisable /Unexercisable
Ernest C. Roessler	51,834	731,601	536,529/454,747	2,648,838/1,165,176
Thomas M. Garrott	156,000	2,050,260	368,767/426,833	2,562,400/803,750
William R. Reed Jr.	60,000	918,750	204,567/136,008	1,917,086/267,914
Richard L. Furr	—	—	238,667/119,650	1,440,957/422,093
J. Scott Edwards	—	—	221,191/122,056	1,255,172/407,699

(1)	Market value of underlying securities at exercise minus the exercise price.
(2)	Market price at year end less exercise price.
(3)	The exercisable portion in each column includes 22,491 shares assigned by Mr. Roessler to his children.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2002 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,875,038	19.94	2,705,181
Equity compensation plans not approved by security holders	—	—	—

Total	11,875,038	19.94	2,705,181

Pension Plans

Prior to the NCF-CCB merger, NCF and CCB had established separate pension plans for the benefit of their respective employees. A new plan, the NCF Retirement Plan, is now in effect that covers all employees of the combined company. This plan is a tax-qualified, non-contributory defined benefit plan. Under tax laws in effect on December 31, 2002, the amount of a participant’s annual compensation taken into account for benefit calculation purposes under the NCF Retirement Plan may not exceed $200,000, and maximum annual benefits payable under the retirement plan are $160,000.

Benefits shown in the tables below are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. The NCF Retirement Plan contains a five-year vesting requirement and provides for pensions using the average compensation for the five successive calendar years out of the last ten calendar years preceding retirement that produce the highest average compensation. Pensions are based on years of service and pre-retirement disability and death benefits are provided. Compensation covered by the NCF Retirement plan includes base salary, overtime pay, commissions and bonuses. As of December 31, 2001, compensation for commissioned employees was limited to $100,000. Effective for the 2002 Plan Year, compensation for commissioned employees was limited to $170,000.

The following table describes estimated retirement benefits payable annually under the NCF Retirement Plan to former NBC Retirement Plan participants in the specified credited service and compensation classifications, assuming retirement during calendar year 2003. The benefit amounts reflect grandfathered minimum benefits based on NBC Retirement Plan provisions in effect prior to an amendment to the plan effective July 15, 1996. The NCF named executive officers who were former NBC Retirement Plan participants are eligible to receive these grandfathered benefits. Messrs. Garrott and Reed are two such named participants. In 2002, covered compensation for Messrs. Garrott and Reed was $1,737,500 and $670,927, respectively. On December 31, 2002, Messrs. Garrott and Reed had approximately 20 and 33 years of credited service, respectively.

Five Year Final Average Pay	Credited Service
	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$32,798	$43,730	$54,664	$65,596	$76,529
150,000	40,046	53,395	66,744	80,093	93,442
175,000	47,295	63,060	78,826	94,591	110,357
200,000	54,544	72,725	90,907	109,088	127,270
225,000	54,544	72,725	90,907	109,088	127,270
250,000	54,544	72,725	90,907	109,088	127,270
300,000	54,544	72,725	90,907	109,088	127,270
350,000	54,544	72,725	90,907	109,088	127,270
400,000	54,544	72,725	90,907	109,088	127,270
450,000	54,544	72,725	90,907	109,088	127,270
500,000	54,544	72,725	90,907	109,088	127,270
550,000	54,544	72,725	90,907	109,088	127,270
600,000	54,544	72,725	90,907	109,088	127,270

The following table describes estimated retirement benefits payable annually under the NCF Retirement Plan to former CCB Retirement Plan participants in the specified credited service and compensation classifications, assuming retirement during calendar year 2003. The benefit amounts reflect grandfathered minimum benefits based on CCB Retirement Plan provisions in effect prior to an amendment to the plan effective August 1, 2001. The NCF named executive officers who were former CCB Retirement Plan participants are eligible to receive these grandfathered benefits. Messrs. Roessler, Furr and Edwards are three such named participants. In 2002, covered compensation for Messrs. Roessler, Furr and Edwards was $1,737,500, $649,139 and $608,864, respectively. On December 31, 2002, Messrs. Roessler, Furr and Edwards had approximately 14, 31, and 34 years of credited service, respectively.

Five Year Final Average Pay	Credited Service
	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$22,500	$30,000	$37,500	$45,000	$52,500
150,000	27,000	36,000	45,000	54,000	63,000
175,000	31,500	42,000	52,500	63,000	73,500
200,000	36,000	48,000	60,000	72,000	84,000
225,000	36,000	48,000	60,000	72,000	84,000
250,000	36,000	48,000	60,000	72,000	84,000
300,000	36,000	48,000	60,000	72,000	84,000
350,000	36,000	48,000	60,000	72,000	84,000
400,000	36,000	48,000	60,000	72,000	84,000
450,000	36,000	48,000	60,000	72,000	84,000
500,000	36,000	48,000	60,000	72,000	84,000
550,000	36,000	48,000	60,000	72,000	84,000
600,000	36,000	48,000	60,000	72,000	84,000

NCF sponsors a non-qualified supplemental executive retirement plan (the “NCF SERP”) that provides for additional retirement benefits beyond the retirement benefits provided by the NCF (tax-qualified) Retirement Plan. The tables shown above do not include these non-qualified retirement benefits.

In accordance with the terms of the plan and their respective employment agreements, the NCF-CCB merger caused the participation of Messrs. Garrott and Reed in the NCF SERP to terminate and they were paid lump-sum benefits of $7,551,605 and $2,456,690, respectively. Effective August 1, 2000, Messrs. Garrott and Reed were eligible for reentry into the supplemental executive retirement plan, but only with respect to future services. Under the NCF SERP, if Messrs. Garrott and Reed work for NCF until the later of December 31, 2002 or age 65 at their 2002 rate of compensation, the NCF SERP will provide them with annual lifetime annuities of $45,096 and $130,861, respectively.

Under the NCF SERP, if Messrs. Roessler, Edwards and Furr work for NCF until attainment of age 65 at their 2002 rate of compensation, the NCF SERP will provide them with annual lifetime annuities of $424,632, $317,045 and $323,217, respectively.

A portion of the projected SERP benefits for Messrs. Roessler, Edwards and Furr would be released in accordance with agreements reached for these individuals that provide coverage under life insurance policies held under split-dollar arrangements. However, all split-dollar arrangements with executive officers were frozen in August 2002 and no further payments of premiums are expected to be made in respect of life insurance policies held under split-dollar arrangements.

Employment Agreements

In connection with the NCF-CCB merger, NCF entered into employment agreements with each of Messrs. Roessler, Garrott, Reed, Furr and Edwards. The employment agreements for each of Messrs. Reed, Furr and Edwards provide for a continually renewing term of three years commencing July 5, 2000, until each executive attains the age of 65, at which point each agreement automatically terminates. Both Mr. Roessler’s and Mr. Garrott’s employment agreements are for a term ending July 5, 2006, with no automatic renewal. The employment agreements of Messrs. Roessler and Garrott were amended and restated effective November 1, 2001, and Mr. Garrott’s employment agreement was further amended effective February 18, 2002.

Pursuant to the terms of the employment agreements, Mr. Roessler will serve as Chief Executive Officer and President and as a member of NCF’s Board of Directors, Mr. Reed will serve as Chief Operating Officer, Mr. Furr will serve as President of CCB, and Mr. Edwards will serve as Chief Administrative Officer. Mr. Roessler will be entitled to an annual base salary of at least $750,000. The annual base salary of each of Messrs. Reed and Furr will be at least $340,000, and the annual base salary of Mr. Edwards will be at least $325,700. Each employment agreement provides that the executive will be eligible to receive an annual bonus on the same basis as peer executives of NCF.

Mr. Roessler’s employment agreement provides that, on or after April 7, 2003, and while employed by NCF on active status, Mr. Roessler may elect to be employed on part-time status until July 5, 2006. While on part-time status, Mr. Roessler will be entitled to receive the following payments and benefits: (1) an annual base salary equal to 75% of the average annual direct compensation, which includes base salary and short-term incentive, paid to him for the two highest of the three compensation years preceding the year of part-time status election, increased (but not decreased) annually, on a compound basis, by the same percentage increase (if any) in the Consumer Price Index; (2) continued participation in NCF’s retirement, compensation and welfare benefit plans (at not less than his highest levels of participation or coverage during the last 12 months he was employed full time), and (3) an office and support services on the same basis as all of NCF’s executive officers. In addition, the agreement provides Mr. Roessler and his spouse with lifetime medical and dental insurance coverage. In the event Mr. Roessler’s employment is terminated by NCF without cause or by Mr. Roessler for cause (as defined in the agreement), he will be entitled to (1) any unpaid base salary; (2) a pro rata annual bonus, based on the annual bonus payable to the executive in the year prior to the date of termination (the “recent annual bonus”) and (3) the product of (x) either 48 or the number of months from the date of termination until the end of the employment period, whichever is greater, divided by 12 (the “continuation period”), and (y) the sum of Mr. Roessler’s base salary and the recent annual bonus. Upon any such termination, restrictions on restricted stock will lapse immediately and stock options will vest immediately.

Mr. Roessler’s employment agreement also provides him with change of control protection in the event of a change of control of NCF. Upon the occurrence of a change of control of NCF (as defined in the employment agreement), Mr. Roessler may, during the 18 months following the change of control (12 months if Mr. Roessler is then on part-time status), give NCF notice of his intention to exercise his rights under the change of control provisions of the agreement. Within five days after Mr. Roessler gives such notice, NCF must pay Mr. Roessler an amount equal to three times his average total annual direct compensation for the two highest of the three compensation years immediately preceding the compensation year in which the notice is given. Mr. Roessler will also be entitled to receive a prorated bonus based on the highest bonus he received during the three-year period prior to giving notice in connection with the change of control and the actuarial equivalent of the expected benefit that would have been payable to him under NCF’s defined benefit retirement plan and supplemental executive retirement plan, calculated as if he had continued his employment for three years following such notice.

In accordance with the terms of Mr. Garrott’s employment agreement, Mr. Garrott has elected to be employed on part-time status beginning January 6, 2003, and lasting until July 5, 2006. His title is Chairman of the Executive Committee of the Board of Directors. While on part-time status, Mr. Garrott will be entitled to receive the following payments and benefits: (1) from January 6, 2003 until July 5, 2003, NCF shall pay him a minimum annual base salary equal to 75% of the average annual direct compensation, which includes base salary and short-term incentive, paid to him for the two highest of the three compensation years preceding the year of part-time status election, increased (but not decreased) annually, on a compound basis, by the same percentage increase (if any) in the Consumer Price Index; (2) if Mr. Garrott is on part-time status on July 5, 2003 and has been paid in accordance with clause (1) above, then NCF shall pay him from July 5, 2003 until July 5, 2006, a minimum annual base salary equal to one-third of the base salary in effect on July 5, 2003; (3) Mr. Garrott will continue to participate in NCF’s retirement, compensation and welfare benefit plans (at not less than his highest levels of participation or coverage during the last 12 months he was employed full time); (4) Mr. Garrott will continue to have an office and support services on the same basis as all of NCF’s executive officers; and (5) except in the case of termination for cause after termination of Mr. Garrott’s full or part-time employment, he will remain an affiliate and will continue to be available to consult with NCF and its employees, and all options and restricted stock held by Mr. Garrott on the date of the amended and restated agreement and thereafter granted will vest according to their terms while he remains an affiliate. In addition, the agreement provides Mr. Garrott and his spouse with lifetime medical and dental insurance coverage. Effective February 18, 2002, Mr. Garrott’s employment agreement was amended to remove any payment upon a change of control of NCF.

Pursuant to the employment agreements with Messrs. Reed, Furr and Edwards, each of the executives will be entitled to participate in the employee benefit plans, practices and policies provided to peer executives of NCF. The employment agreement of each of the executives provides that, upon the termination of the executive’s employment with NCF (other than in connection with a change of control) other than for “cause” or by reason of death or disability, or upon the executive’s termination of employment for “good reason,” the executive is entitled to a lump-sum cash payment equal to the sum of (1) any unpaid base salary; (2) a pro rata annual bonus, based on the annual bonus payable to the executive in the year prior to the date of termination (the “recent annual bonus”) and (3) the product of (x) the number of months from the date of termination until the end of the employment period divided by 12 and (y) the sum of the executive’s base salary and the recent annual bonus. Upon any such termination, restrictions on restricted stock will lapse immediately, stock options will vest immediately, and medical and dental benefits will continue through the end of the original employment period. The employment agreement also contains restrictive covenants that prohibit the executive from disclosing confidential information during the employment period and thereafter and from competing with NCF while employed and for two years following termination of employment.

Messrs. Reed, Furr and Edwards are also entitled to change of control protection pursuant to separate change of control agreements. This protection is structured such that each executive has an employment period of three years that begins on the date (the “effective date”) that a change of control (as defined in the agreement) occurs. During the employment period the executive will receive: (i) an annual base salary at least equal to twelve times the highest monthly base salary payable prior to the effective date; (ii) an annual bonus at least equal to the highest annual bonus paid for the three years prior to the effective date; (iii) the ability to participate in NCF’s normal employee benefit plans at an appropriate level; (iv) reimbursement for expenses in accordance with NCF policy; and (v) fringe benefits consistent with those previously afforded the executive. If, during the three-year period following the change in control, NCF terminates the executive’s employment other than for “cause” or “disability,” or the executive terminates his or her employment for “good reason” (which includes a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control), the executive will be paid a lump sum payment equal to the sum of the following: (1) unpaid base salary through the date of termination, a prorated annual bonus amount, and any previously deferred compensation and accrued vacation pay; (2) three times the sum of annual salary plus bonus; and (3) the actuarial present value of accrued benefits under NCF’s qualified defined benefit plan and any supplemental retirement plan in which the executive participates, calculated as if the executive’s employment had continued for three years following the change of control. Upon such termination, all restricted stock and all stock options will vest immediately and medical and dental benefits will continue through the end of the employment period.

Mr. Roessler’s employment agreement and the employment and change of control agreements of the other top executives provide that if any amounts payable to an executive pursuant to the change of control provisions of those agreements would subject such executive to the excise tax under section 4999 of the U.S. tax code, NCF will make a payment to the executive such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed. Because Mr. Garrott’s employment agreement has been amended to remove any payment upon a change of control, however, the provisions regarding the section 4999 excise tax will not be triggered as to Mr. Garrott.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors reviews our employee benefit plans and executive compensation policies and programs and submits recommendations to the Board of Directors. The members of the committee are Messrs. Mallory (Chairman), McDonald, Farnsworth, McNeill, Munson and Tate, all of whom are non-employee directors.

Compensation awarded to executive officers is designed to assure that we continue to attract, motivate and retain executives with superior abilities. Our general goal for compensating our executive officers is to provide competitive compensation in the middle to upper range of that received by executive officers with similar duties and responsibilities at financial institutions that resemble NCF in asset size, earnings performance, market capitalization and similar criteria. We achieve this goal by setting base salaries at or near the median of that received by peer executives at other companies and structuring our bonus plans such that our executives can move into the upper range based on their and NCF’s performance. During 2002, the committee engaged the services of Mercer Human Resources Consulting, a nationally recognized compensation consulting firm, to aid it in determining competitive levels of compensation for our executive officers. Mercer Human Resources Consulting’s report was based on executive compensation reviews, competitive surveys and peer-group analysis.

Compensation of Executive Officers

Each executive officer’s base salary is based primarily upon the competitive market for the executive officer’s services. However, Messrs. Roessler, Garrott, Reed, Furr and Edwards are guaranteed minimum base salaries in accordance with the terms and conditions of their respective employment agreements. See “Compensation of Management and Other Information—Employment Agreements.”

Our annual incentive plans are designed to give executive officers and other key employees additional incentive to maximize our long-term return for our shareholders. Messrs. Roessler, Reed, Furr and Edwards (as well as certain other executives) are eligible to participate in our Short-Term Incentive Compensation Plan (“STICP”). Mr. Garrott was eligible to participate in the STICP in 2002 and prior years but such participation ceased with his election of part-time status in January 2003, as his short-term incentive is included in the determination of his part-time salary. The purpose of the STICP is to motivate its participants to create shareholder value by paying them cash bonuses that are tied to NCF’s achievement of certain business goals. These goals are based on earnings growth and return on equity, which are key areas of financial focus of management and the Board of Directors and which management believes are an important consideration to shareholders. For 2002, bonuses were payable under the STICP only if NCF met a certain minimum annual threshold for cash basis return on tangible equity. Once the threshold for return on equity was achieved, the range of bonuses to be paid was then set, based on achievement of growth in cash earnings per share. The targets for growth in cash earnings per share and the threshold for return on equity were set at the beginning of the year by the Compensation Committee.

For 2002, the return on equity threshold depended on NCF’s capital level, with a minimum of 18% and a maximum of 22%. No bonuses were earned until NCF achieved 14% cash earnings per share growth, and maximum bonuses required 18% cash earnings per share growth.

For the year 2002, bonuses paid under the STICP to Messrs. Roessler and Garrott were based solely on corporate performance as described above. Bonuses paid to our other executive officers had two components: (1) corporate achievement of the targets described above and (2) achievement of individual performance goals. NCF met or exceeded the minimum annual thresholds for 2002 growth in earnings per share and return on equity outlined above, and bonuses awarded to our top five members of executive management ranged from 96% to 167% of base salary.

For the year 2003, the Compensation Committee has modified the STICP goals to use GAAP earnings per share growth and to include a factor for relative earnings per share growth compared to a peer group. The low and high end of the earnings per share requirements are 13% and 17% GAAP earnings per share growth, respectively. Under the relative performance measure, payment of maximum bonuses requires not only 17% earnings per share growth but also 75th percentile performance relative to the peer group. Under the relative performance measure, some amount of bonuses may be paid for earnings per share growth less than 13%, while awards for performance between 13% and 17% earnings per share growth may be modified up or down based on NCF’s percentile ranking relative to the peer group.

Stock Option Plans

The Compensation Committee considers stock options under the 1994 Plan and the CCB LTIP for key employees, including key executive officers of NCF and its subsidiaries. Stock options are designed to align the long-term interests of our employees with those of our shareholders. The committee grants stock options to those key employees whose responsibilities place them in a position to make contributions to our overall financial success. These options are granted with an exercise price equal to the market price of our common stock on the date of grant and vest ratably over a three-year period. Since the full benefits of these options cannot be realized unless our stock price appreciates over time, holders of options are motivated to take actions to increase shareholder value. Approximately 879 key employees of NCF and our subsidiaries were granted stock options in 2002. This represents approximately 16% of the full-time employees of NCF and its subsidiaries, taken together.

In 2002, the committee approved grants of stock options to executive officers based upon the performance contributions of each particular executive officer and the recommendations of Mercer Human Resources Consulting. In making their recommendations, the consultants considered comparable levels of responsibilities at peer banks based on asset size, market capitalization and overall financial performance.

In making its compensation decisions, the Compensation Committee considers the effect of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits to $1,000,000 the allowable federal income tax deduction for compensation paid to NCF’s Chief Executive Officer and next four most highly compensated officers. The limit on deductibility does not apply to performance-based compensation paid pursuant to a plan approved by the shareholders. The shareholders approved the STICP at the 2002 annual meeting. If NCF obtains shareholder approval of the 2003 Stock and Incentive Plan, the expense associated with this plan will not be limited by Section 162(m), except that the expense associated with restricted share awards that are not performance-based may be limited under Section 162(m). If that should be the case, the committee may defer the vesting of such awards until such time as the associated expense is fully deductible.

Chief Executive Officer’s 2002 Compensation

The base salary of Mr. Roessler, who has been our Chief Executive Officer since July 2000, was increased to $800,000 in January 2002. In deciding to implement this increase, the committee specifically considered Mr. Roessler’s individual performance as Chief Executive Officer of NCF. In addition, the committee took into account the compensation paid to the chief executive officers of banking institutions of comparative size, as reported to the committee by Mercer Human Resources Consulting, with the goal of maintaining Mr. Roessler’s base salary at or near the median. These factors were considered in the aggregate, and none was given any specific weight. Like our other executive officers, Mr. Roessler also received stock options and bonus compensation under the STICP. His bonus compensation was determined in accordance with the strict guidelines for return on equity and cash earnings per share described above for NCF’s other top executives.

CURRENT COMPENSATION COMMITTEE MEMBERS:

W. Neely Mallory Jr. (Chairman)

Thomas C. Farnsworth Jr.

Eugene J. McDonald

Phillip H. McNeill Sr.

Eric B. Munson

H. Allen Tate Jr.

FIVE-YEAR STOCK PERFORMANCE GRAPH

The line graph below reflects the cumulative five-year shareholder return (assuming reinvestment of dividends) on our common stock compared to such return of the S&P 500 Stock Index and the KBW 50 Bank Stock Index compiled by Keefe Bruyette & Woods, Inc., an investment banking firm (the “KBW 50 Bank Stock Index”). The graph reflects investment of $100 on December 31, 1997, in our common stock, the S&P 500 Index and the KBW 50 Bank Stock Index.

Comparative Five-Year Total Returns

NCF, S&P 500, KBW 50 Bank Stock Index

(Performance results through 12/31/2002)

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG NATIONAL COMMERCE FINANCIAL CORP.,

S&P 500 INDEX AND KBW 50 BANK STOCK INDEX

	NCF	s&p 500	kbw 50
12/31/1997	100.00	100.00	100.00
12/31/1998	108.51	128.52	108.28
12/31/1999	133.07	155.53	104.52
12/31/2000	148.68	141.36	125.48
12/31/2001	155.40	124.63	120.32
12/31/2002	150.19	97.16	111.87

CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT

Some of our officers and directors, including some of the nominees for director described above, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of our subsidiaries. As customers, they have had transactions with our subsidiaries in the ordinary course of business, including borrowings. All of the borrowings were made in the ordinary course of business and in accordance with federal banking laws governing loans to affiliates, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in our opinion, do not involve more than normal risk of collectibility or present any other unfavorable features.

Many of our officers, directors and nominees and their associates and immediate family members maintain deposit relationships with our subsidiaries in various types of accounts, including certificates of deposit. Interest rates paid on deposits of officers, directors and nominees and their associates and immediate family members are substantially similar to rates paid for comparable deposits of parties who are not affiliated with NCF.

In December 1987, we issued $1,025,000 in term notes to Mallory Partners, a Tennessee general partnership of which W. Neely Mallory Jr., one of our directors, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

J. Bradbury Reed, one of our directors, is a member of the law firm of Bass, Berry & Sims PLC. That firm regularly represents NCF and certain of its subsidiaries. During 2002, NCF paid Bass, Berry & Sims PLC $827,775 for legal services.

R. Grattan Brown Jr., one of our directors, is a member of the law firm of Glankler Brown, PLLC. That firm regularly represents NCF and certain of its subsidiaries. During 2002, NCF paid Glankler Brown, PLLC $463,056 for legal services.

During 2002, NCF paid a total of $68,100 to McNeill and Associates, Ltd. for rental of an airplane. One of our directors, Phillip H. McNeill Sr., is a general partner and holds a controlling economic interest in McNeill and Associates, Ltd.

During 2002, Brame Specialty Co., Inc. supplied NCF and its subsidiaries with paper products, office supplies and equipment; accordingly, NCF paid Brame Specialty approximately $972,692 in the aggregate. One of our directors, James B. Brame Jr., is the President of Brame Specialty Co., Inc. and owns a majority of its outstanding capital stock.

The brother of Sheldon M. Fox, our Chief Financial Officer, is the president of Alltel Information Services. During 2002, NCF paid Alltel Information Services and its parent company approximately $2,000,000 for software support and telecommunications services.

During 1993, Bruce E. Campbell Jr., the former Chief Executive Officer of NCF, exercised his right under his employment agreement to convert to part-time status until age 65. Upon reaching age 65 on

March 7, 1996, Mr. Campbell retired and has been retained by NCF as a consultant. Pursuant to his consulting agreement, Mr. Campbell was paid a consulting fee of $50,000 during 2002.

In the opinion of management, the terms of each of the above transactions were fair to NCF and substantially the same as could have been obtained in transactions with unaffiliated parties.

Compensation Committee Interlocks and Insider Participation

Messrs. Farnsworth, McNeill, Mallory, McDonald, Munson and Tate, all of whom are non-employee directors, serve as members of our Compensation Committee. Some of our officers and directors, including members of our Compensation Committee, and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law), are customers of our subsidiaries. As customers, they have had transactions with our subsidiaries in the ordinary course of business, including borrowings. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in our opinion, do not involve more than normal risk of collectibility or present any other unfavorable features.

In December 1987, we issued $1,025,000 in term notes to Mallory Partners, a Tennessee general partnership of which W. Neely Mallory Jr., one of our directors, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

During 2002, NCF paid a total of $68,100 to McNeill and Associates, Ltd. for rental of an airplane. One of our directors, Phillip H. McNeill Sr., is a general partner and holds a controlling economic interest in McNeill and Associates, Ltd.

PROPOSAL II

APPROVAL OF THE NATIONAL COMMERCE FINANCIAL CORPORATION

2003 STOCK AND INCENTIVE PLAN

The 2003 Stock and Incentive Plan (the “2003 Plan”) will replace the 1994 Plan and the LTIP, which expire on September 9, 2003 and December 31, 2003, respectively, after which date no new awards will be made under those plans. If approved by the shareholders, the 2003 Plan will be effective on April 23, 2003. No grants may be made under the 2003 Plan after April 22, 2008. The primary purpose of the 2003 Plan is to further and promote our interests and the interests of our shareholders by enabling us to attract, retain and motivate employees, directors and certain consultants and advisers and to align the interests of such individuals with those of our shareholders. Additionally, the 2003 Plan seeks to provide competitive rewards for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a “one company” perspective. To do so, the plan will offer equity-based incentive awards and opportunities and performance-based stock and cash incentives to provide our employees, directors and certain of our consultants and advisers with a proprietary interest in maximizing our growth, profitability and overall success. The provisions of the 2003 Plan are described in detail below; however, this description of the plan is qualified in its entirety by reference to the plan itself, a copy of which is attached to this proxy statement as Appendix A.

Administration

The 2003 Plan will be administered by the Compensation Committee of our Board of Directors. The committee is authorized to construe and interpret the plan and to promulgate, amend and rescind rules, policies and regulations relating to its implementation, administration and maintenance. Subject to the terms and conditions of the plan, the committee will make all determinations necessary or advisable for the implementation, administration and maintenance of the plan including, without limitation, (a) selecting participants, (b) making awards in such amounts and form as the committee determines, (c) imposing such restrictions, terms and conditions upon such awards as the committee deems appropriate, and (d) correcting any defect or omission, or reconciling any inconsistency, in the plan and/or any award agreement.

Eligibility

Individuals eligible for awards under the plan shall consist of (a) employees of NCF and/or any of its subsidiaries whose performance or contribution, in the sole discretion of the committee, benefits or will benefit NCF in a significant manner, (b) non-employee directors of NCF and/or any of its subsidiaries and (c) in the sole discretion of the committee, consultants or advisors of NCF and/or any of its subsidiaries who (i) are natural persons, (ii) provide bona fide services to NCF and/or any subsidiary and (iii) provide services that are not in connection with the offer or sale of securities in a capital-raising transaction and do not, directly or indirectly, promote or maintain a market for NCF’s or any subsidiary’s securities.

Shares of Common Stock Authorized for Issuance under the 2003 Plan

The Board will reserve for awards under the plan 10,000,000 shares of our authorized and unissued common stock. In the event of any change in capitalization of our common stock, our Board may authorize and make proportionate adjustments as the Board deems necessary, including, without limitation, with respect to the number of shares of our common stock for which awards may be granted, the maximum number of shares which may be awarded to any participant, and the exercise price per share of common stock in respect of outstanding awards.

Options

Vesting; Expiration.    Stock options granted under the 2003 Plan will be exercisable at such times and will be subject to such restrictions and conditions as the Compensation Committee in each instance approves, which need not be the same for all participants. Each stock option will expire at such time as the committee determines; provided, however, that the term of any Incentive Stock Option (“ISO”) shall not exceed ten years after the date the ISO is awarded. For any participant who owns ten percent or more of the combined total voting power of NCF or any of its subsidiaries, the term of each ISO shall not exceed five years. ISOs to purchase only up to $100,000 of our common stock (measured as of the date of grant of the option) may vest as to each optionee in each calendar year (taking into account all ISOs granted pursuant to any of NCF’s plans).

Exercise Price.    The committee determines the exercise price of options at the time the options are granted. However, no option may have an exercise price that is less than 100% of the fair market value of our common stock on the date the option is granted. For any participant who owns ten percent or more of the combined total voting power of NCF or any subsidiary, the exercise price of any option intended to qualify as an ISO may not be less than one hundred ten percent (110%) of the fair market value of our common stock on the grant date. The plan prohibits the repricing of any option.

Payment of Exercise Price.    A participant may pay the exercise price for any stock option in cash, by certified check, bank draft or money order payable to the order of NCF or, if permitted by the terms of the relevant award agreement and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured, recourse promissory note, or (b) shares of our common stock already owned by the participant for at least six (6) months prior to the exercise date. If the relevant award agreement so provides, a participant who exercises an option by delivering common stock owned for more than six months may receive a reload option for the number of shares delivered, the exercise price of which will be the fair market value of our common stock on the date the reload option is granted. The committee may, in the relevant award agreement, also permit participants (either on a selective or group basis) to simultaneously exercise stock options and sell through a broker the shares of common stock thereby acquired, and to use the proceeds from such sale as payment of the exercise price of such stock options, by delivering to the broker irrevocable instructions to promptly deliver to NCF the amount of the sale proceeds needed to pay the exercise price. We will use the proceeds received upon exercise of any stock option for general corporate purposes.

Share NCF Program.    The Compensation Committee as part of the plan shall maintain a program under which the committee shall have the right (where the committee deems appropriate) to condition the grant of a stock option to a participant who is an employee in whole or in part on the purchase of common stock by such participant, and the committee shall establish such rules and procedures for the purchase of common stock and the related grant of any stock option under such program as the committee deems appropriate under the circumstances; provided, however, that (1) all common stock purchases under such program shall be made in the open market and (2) the committee shall grant any related stock option at the time the underlying stock is purchased with the exercise price equal to the purchase price paid by the participant in purchasing such common stock in the open market.

Restricted Stock

Awards under the 2003 Plan may be in the form of shares of common stock subject to certain restrictions imposed by the Compensation Committee. The committee may restrict the transferability of restricted stock and require that it be forfeited upon termination of a participant’s employment or service as a non-employee director, as the case may be. Restricted stock may be granted alone or in addition to any other award under the plan. The committee will determine the number of shares of restricted stock to be granted and may impose different terms and conditions on any particular grant of restricted stock. Shares of restricted stock will be issued in uncertificated form and registered in the name of such participant and will be so held until the restrictions thereon have lapsed and all of the terms and conditions applicable to such award have been satisfied. Awards of restricted stock will become unrestricted and vest in the participant in accordance with the vesting schedule set forth in the underlying award agreement. In no event will the restriction period be less than one year after the date on which such award is granted. During the restriction period applicable to a restricted award, such award will be unvested and the restricted stock may not be transferred or otherwise disposed of by the participant. After satisfaction of the vesting schedule and the restrictions set by the committee, a certificate for the number of shares of common stock which are no longer subject to such restrictions will be delivered to the participant. The remaining shares, if any, issued in respect of such restricted stock will either be forfeited or will continue to be subject to the restrictions set by the committee, as the case may be. A participant will have, with respect to shares of restricted stock, all of the rights of a shareholder of NCF, including the right to vote the shares and to receive any cash dividends declared and paid on the shares. Stock dividends issued with respect to restricted stock will be treated as additional grants of restricted stock and will be subject to the same restrictions that apply to the shares of restricted stock with respect to which such stock dividends are issued.

Performance Awards

General.    Performance awards under the plan may be in the form of performance units or performance shares. A performance unit is a right to a cash award or a unit valued by reference to a designated amount of cash or property other than shares of our common stock. A performance share is a right to a unit to be valued by reference to a designated number of shares of our common stock. Each performance award shall be subject to such terms and conditions as the Compensation Committee deems appropriate, including a requirement that the participant forfeit such awards in the event certain performance criteria are not met within a designated period of time. Performance awards may be granted alone or in addition to any other award under the plan. The committee will determine the number of performance awards to be granted to a participant. The committee may impose different terms and conditions on any particular performance awards granted to any participant. Participants receiving grants of performance awards will only earn into and be entitled to payment in respect of such awards if NCF and/or the participant achieve certain performance goals during and in respect of a designated performance period. The performance goals for a performance period will be established by the committee prior to, or as soon as practicable after, the commencement of such performance period. The committee will also establish a schedule for such performance awards setting forth the portion of the award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the performance goals at the end of the relevant performance period.

Performance Goals.    In setting the performance goals, the committee may use such measures as total shareholder return, return on equity, return on assets, net earnings per share growth, comparisons to peer companies, divisional goals, individual or aggregate participant performance, or such other measure or measures of performance as the committee may deem appropriate. Such performance measures will be defined as to their respective components and meaning by the committee. During any performance period, the committee will have the authority to adjust the performance goals in such manner as the committee deems appropriate with respect to such performance period; provided, however, that such adjustments do not disqualify NCF from the benefits provided by Section 162(m) of the Internal Revenue Code.

Payment of Performance Awards.    With respect to each performance award, the participant will, if the applicable performance goals have been achieved during the relevant performance period, be entitled to receive payment in an amount equal to the designated value of each performance award. Payment in settlement of earned performance awards will be made as soon as practical following the conclusion of the respective performance period in cash, shares of our common stock, or shares of restricted stock, as the committee will determine and provide in the underlying award agreement.

Termination of Employment

Stock Options.    The 2003 Plan provides that, except to the extent otherwise provided in an award agreement, if a participant’s employment (or a non-employee director participant’s directorship) is terminated other than for death, disability or retirement, he will forfeit his unvested stock options immediately, and he will have up to 30 days following termination to exercise vested stock options. If a participant dies, becomes disabled or retires, on the other hand, his unvested stock options will become vested immediately, and any vested options will be exercisable as follows (subject to the applicable terms and provisions of the plan and the relevant award agreement):

•	in the event of disability, until the earlier of expiration or one year from the date of termination for ISOs and until expiration for non-qualified stock options;

•	in the event of retirement, until the earlier of expiration or three months from the date of termination for ISOs and until expiration for non-qualified stock options; and

•	in the event of death, until the earlier of expiration or one year from the date of death for all stock options, whether ISOs or non-qualified stock options.

Restricted Stock and Performance Awards.    If a participant’s employment (or a non-employee director participant’s directorship) is terminated other than for death, disability or retirement prior to the lapse of any restrictions or conditions applicable to an award of restricted stock or prior to the completion of the performance period for performance awards, the restricted stock will be forfeited, unless the committee in its sole discretion determines otherwise, and the performance awards will be forfeited. If a participant dies, retires or becomes disabled, shares of restricted stock may become free of restrictions to the extent determined by the committee, and the disposition of any performance awards will be determined by the committee.

Change of Control

Under the provisions of the plan, if a change in control of NCF occurs (a) all stock options then unexercised and outstanding will become fully exercisable, (b) all restrictions applicable to all restricted stock then outstanding will be deemed lapsed and satisfied, and (c) all performance awards will be accelerated to the date of the change of control; provided, however, that holders of performance awards that were granted 18 months or less before the date of such change in control shall be paid only the original award amount and holders of performance awards that were granted more than 18 months before the date of such change in control shall be paid the greater of the original award amount or the then-current value of performance awards.

If, as a result of a potential change of control, a participant’s employment is terminated either (a) by NCF or any of its subsidiaries without cause, or (b) by the participant for good reason, then a change in control will be deemed to have occurred immediately prior to such participant’s termination of employment.

If the making of any payment or payments under the plan would (a) subject the participant to an excise tax under Section 4999 of the Internal Revenue Code of 1986, (the “Code”), or any like or successor section thereto, or (b) result in NCF’s loss of a federal income tax deduction for such payments under Section 280G of the Code, or any like or successor section thereto, then, unless otherwise expressly provided in the underlying award agreement, the payments attributable to the plan that are parachute payments within the meaning of Section 280G of the Code will be reduced, as determined by the Compensation Committee, in its sole discretion, after consultation with the participant affected, to the extent necessary to avoid either of these adverse tax consequences.

Transferability

Except as otherwise provided below, no award under the plan, and no rights or interests therein, may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a participant or any beneficiary of a participant, except by testamentary disposition or the laws of descent and distribution. Non-qualified stock options held by a participant, however, may be assigned to certain family members (or entities owned or controlled by such family members) of the participant pursuant to a domestic relations order or in the form of a bona fide gift at any time after the award, but prior to the expiration date, of such non-qualified stock options if as of the time of such transfer a registration statement on Form S-8 (or any successor form) filed by NCF under the Securities Act of 1933, as amended from time to time, or any successor statute thereto, is in effect with respect to the plan (and the awards granted and shares of common stock issuable hereunder).

Effective Date	If approved by the shareholders, the 2003 Plan will be effective on April 23, 2003. No grants may be made under the 2003 Plan after April 22, 2008.

Certain Federal Tax Consequences

Non-Qualified Stock Options.    A participant will not be taxed at the time a non-qualified stock option is granted. In general, a participant exercising a non-qualified stock option will recognize ordinary income equal to the excess of the fair market value on the exercise date of the stock purchased over the exercise price. Upon subsequent disposition of the stock purchased, the difference between the amount realized and the fair market value of the stock on the exercise date will constitute capital gain or loss. NCF will not recognize income, gain or loss upon the granting of a non-qualified stock option. Upon the exercise of such an option, NCF is entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

Incentive Stock Options.    A participant will not be taxed at the time an incentive stock option is granted. In general, a participant exercising an incentive stock option will not be taxed at the time an incentive stock option is exercised if the stock purchased is held for at least one year after the exercise date and at least two years after the date of grant; provided, however, that the bargain element of exercised incentive stock options is treated as a tax preference item under the alternative minimum tax rules. If the holding periods described above are satisfied, the difference between the exercise price and the amount realized upon subsequent disposition of the stock will constitute long-term capital gain or loss. If such holding periods are not satisfied, the employee will recognize ordinary income to the extent of the lesser of the gain realized and the excess of the fair market value of the stock on the exercise date over the exercise price. Any gain realized in excess of the amount recognized as ordinary income by the employee will be capital gain. NCF will not recognize income, gain or loss upon the granting or exercise of an ISO, nor will it be entitled to any deduction upon the disposition of an ISO if the holding periods referred to above are satisfied. If such holding periods are not satisfied, NCF will be entitled to a deduction equal to the amount of the ordinary income recognized by the employee.

Restricted Stock.    A grantee of a restricted stock award may elect to change the tax treatment of the award under Section 83(b) of the Code. In general, a participant who has received shares of restricted stock and who has not made an election under Section 83(b) of the Code to be taxed upon receipt will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the earlier of the first time the rights of the participant are transferable or the restrictions lapse. If a participant makes an election under Section 83(b), he or she will report the value of the restricted stock received as gross income at the time of receipt. NCF will be entitled to a deduction at the time that the participant is required to recognize income, subject to the limitations set forth below.

Performance Awards.    In general, a grantee will not recognize any taxable income upon the grant of a performance award. At the time the grantee receives payment in respect of the performance award, the grantee generally will recognize ordinary income in an amount equal to the amount of any cash (or the fair market value of any shares or property) received by the grantee. NCF will be entitled to a federal income tax deduction of the same amount at the same time, subject to satisfying applicable withholding requirements.

Other Stock-Based Awards.    Depending upon the form of a stock-based award, the grantee generally will recognize ordinary income at the time of the payment of the award in an amount equal to the amount of any cash (or the fair market value of any shares or property) received by the grantee. However, if any such shares or property received are subject to certain restrictions on transfer or subject to a substantial risk of forfeiture (as defined in the Code), the tax treatment of such shares or property shall generally be the same as that applicable to restricted stock awards. NCF will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income.

Code Section 162(m).    The Compensation Committee has reviewed the 2003 Plan with respect to Section 162(m) of the Code, which limits the tax deduction available to NCF for compensation paid to NCF’s five most highly-compensated individuals in excess of $1,000,000. The plan has been designed so that to the extent practicable, awards under it to designated executives will qualify as “performance-based” compensation, which is excluded from the Section 162(m) cap on deductibility. Compensation related to stock options and performance awards issued under the 2003 Plan is expected to be fully deductible as performance-based. Restricted stock awards may not be deemed performance-based within the meaning of the rule and, depending on an officer’s level of compensation when the stock vests, may not be fully deductible.

New Plan Benefits

As described above, the selection of participants who will receive awards under the 2003 Plan if it is approved by the shareholders and the size and type of awards will be determined by the committee in its discretion. No awards have been made under the 2003 Plan, nor are any such awards now determinable; therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 2003. The number of shares of our common stock covered by stock options and the number of shares of restricted stock that have been granted to our named executive officers is set forth above under “Compensation of Management and Other Information.”

The presence of a quorum at the annual meeting and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to approve and adopt the 2003 Plan.

The Board of Directors recommends that you vote “FOR” the approval of the 2003 Plan.

PROPOSAL III

RATIFICATION OF INDEPENDENT AUDITORS

Our financial statements for the 2000 fiscal year were audited by Ernst & Young LLP. On March 20, 2001, we notified Ernst & Young that its appointment as independent auditor would be terminated, effective upon the issuance of Ernst & Young’s reports on our consolidated financial statements for the year ended December 31, 2000. KPMG LLP was engaged as our independent auditor effective upon Ernst & Young’s termination. The decision to change auditors was recommended by the Audit Committee of our Board of Directors and approved by our Board of Directors. Our shareholders ratified KPMG as our independent auditors at the annual meetings of shareholders that took place on April 25, 2001, and April 24, 2002. We have again selected KPMG to audit our financial statements for the 2003 fiscal year and are now presenting this appointment to the shareholders for ratification at the annual meeting.

Our dismissal of Ernst & Young and appointment of KPMG is attributable to (i) KPMG’s longstanding relationship with CCB and (ii) the fact that KPMG’s proposed fee for audit services was significantly less than Ernst & Young’s proposed fee. KPMG served as CCB’s independent auditor for many years, and CCB’s former Chief Financial Officer, Sheldon M. Fox, currently serves as our Chief Financial Officer. In addition, members of the former CCB accounting staff make up a large portion of our current accounting department. In light of these ongoing independent auditor/client relationships and the anticipated fee savings, we believe it is in our best interests and the best interests of our shareholders to select KPMG as our independent auditors.

Ernst & Young’s report on our financial statements for fiscal year 2000 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no “disagreements” (as such term is defined in Item 304(a)(v) of Regulation S-K) with Ernst & Young at any time during our two most recent fiscal years or thereafter regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, during the same period, no “reportable events” (as such term is defined in Item 304(a)(v) of Regulation S-K) arose in the context of our relationship with Ernst & Young.

In February 2001, at the suggestion of Ernst & Young, we consulted KPMG and another national accounting firm with respect to the accounting treatment of certain interest rate swap transactions that we entered into in the first and second quarters of 2000. KPMG was consulted regarding the appropriate application of accounting principles generally accepted in the United States of America to the interest rate swap agreements. KPMG orally advised us that the interest rate swap agreements did not qualify as a hedge of debt instruments under SFAS No. 133; therefore, changes in the fair value of the interest rate swap agreements should be recognized as losses in the consolidated statements of income. Ernst & Young considered the same issue in connection with its audit of the 2000 financial statements and had previously concluded that the unrealized losses on the subject transactions were properly reportable as losses on swap transactions in the consolidated statements of income.

In the event you do not ratify the appointment of KPMG as our independent auditors, the Board and the Audit Committee will reconsider the appointment of KPMG. Even if you do ratify the appointment,

the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it believes that such a change would be in the best interests of NCF and its shareholders.

A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

The presence of a quorum at the annual meeting and the affirmative vote of a majority of the votes present at the meeting, either in person or by proxy, and entitled to vote on the matter are necessary to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2003.

The Board of Directors recommends that you vote “FOR” the ratification of KPMG LLP as our independent auditors for fiscal year 2003.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, including the financial statements and financial statement schedules but excluding exhibits thereto, is being mailed along with this proxy statement. We will provide copies of the exhibits, should they be requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of the exhibits to our annual report on Form 10-K should be mailed to:

NATIONAL COMMERCE FINANCIAL CORPORATION

One Commerce Square

Memphis, Tennessee 38150

Attention: Sheldon M. Fox, Chief Financial Officer

M.J.A. “JEKKA” PINCKNEY

Secretary

March 12, 2003

APPENDIX A

National Commerce Financial

Corporation

2003 Stock and Incentive Plan

NATIONAL COMMERCE FINANCIAL CORPORATION

2003 STOCK AND INCENTIVE PLAN

1.    Purpose.    The purpose of this Plan is to further and promote the interests of National Commerce Financial Corporation (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate employees and directors, and to align the interests of such employees and directors with those of the Company’s shareholders. Additionally, this Plan’s objectives are to provide a competitive reward for achieving longer-term goals, provide balance to short-term incentive awards, and reinforce a “one company” perspective. To do so, this Plan offers equity-based incentive awards and opportunities and performance-based stock and cash incentives to provide such employees and directors with a proprietary interest in maximizing the growth, profitability and overall success of the Company.

2.    Definitions.    For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1    “Award” means an award, grant or issuance made to a Participant under Sections 6, 7, 8, and/or 9.

2.2    “Award Agreement” means the agreement executed by a Participant pursuant to Sections 3.2 and 16.7 in connection with the granting of an Award.

2.3    “Board” means the Board of Directors of the Company, as constituted from time to time.

2.4    “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.5    “Committee” means the Compensation Committee of the Board, as constituted in accordance with Section 3.

2.6    “Common Stock” means the Common Stock of the Company.

2.7    “Company” means National Commerce Financial Corporation, a Tennessee corporation, or any successor corporation to National Commerce Financial Corporation.

2.8    “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. If the Company does not then maintain a long-term disability plan, Disability shall mean the inability of a Participant, as determined by the Committee, substantially to perform such Participant’s regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

2.9    “Exchange Act” means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.10    “Fair Market Value” means on, or with respect to, any given date, the last sale price of the Common Stock as reported on the New York Stock Exchange (“NYSE”) or any other securities exchange the stock is currently trading on.

2.11    “Incentive Stock Option” means any stock option granted pursuant to the provisions of Section 6 that is intended to be (and is specifically designated as) an “incentive stock option” within the meaning of Section 422 of the Code.

2.12    “Non-Employee Director” means a member of the Board or of the Board of Directors of a Subsidiary who is not an employee of the Company or any Subsidiary.

2.13    “Non-Qualified Stock Option” means any stock option awarded pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

2.14    “Participant” means an employee, Non-Employee Director or other individual who is selected by the Committee under Section 5 to receive an Award.

2.15    “Performance Awards” means Performance Shares or Performance Units granted pursuant to Section 8.

2.16    “Performance Shares” means a right granted to a Participant under Section 8 hereof to a unit to be valued by reference to a designated number of shares of Common Stock to be paid to the Participant upon achievement of such Performance Goals as the Committee establishes under Section 8.4 with regard to such Performance Shares.

2.17    “Performance Units” means a right granted to a Participant under Section 8 to a cash award, or unit valued by reference to a designated amount of cash or property other than shares of Common Stock, to be paid to the Participant upon achievement of such Performance Goals as the Committee establishes under Section 8.4 with regard to such Performance Units.

2.18    “Plan” means the National Commerce Financial Corporation 2003 Stock and Incentive Plan, as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

2.19    “Restricted Award” means an Award of Restricted Stock pursuant to the provisions of Section 7.

2.20    “Restricted Stock” means shares of Common Stock granted pursuant to the provisions of Section 7 subject to the restriction that the holder may not sell, transfer, pledge, or assign such Restricted Stock and such other restrictions (which other restrictions may expire separately or in combination, at one time, from time to time or in installments), as determined by the Committee in accordance with and as set forth in this Plan and/or the relevant Award Agreement.

2.21    “Retirement” means (i) as to officers and employees, retirement from active employment with the Company and its Subsidiaries either pursuant to the Company’s stated retirement policy or by agreement with the Board of Directors and (ii) as to Non-Employee Directors, the same as “Retirement” under the “Retirement Policy” in effect for the Board of Directors on which the Participant was serving upon receipt of an Award.

2.22    “Stock Options” means Incentive Stock Options and Non-Qualified Stock Options.

2.23    “Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns fifty percent (50%) or more of the voting stock in one of the other corporations in such chain.

3.    Administration.

3.1    The Committee.    This Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board who are “non-employee directors” within the meaning of SEC Regulation §240.16b-3 and “outside directors” within the meaning of Section 162(m) of the Code or any successor provisions thereto.

3.2    Plan Administration and Plan Rules.    The Committee is authorized to construe and interpret this Plan and to promulgate, amend and rescind rules, policies and regulations relating to the implementation, administration and maintenance of this Plan. Subject to the terms and conditions of this Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of this Plan including, without limitation, (a) selecting Participants, (b) making Awards in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon such Awards as the Committee shall deem appropriate (including, but not limited to, any restriction or limitation on transfer or any “reload” upon exercise of any Stock Option granted), and (d) correcting any defect or omission, or reconciling any inconsistency, in this Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of this Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in this Plan and/or the granting of any Awards to Participants. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of this Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participant(s). The Company shall effect the granting of Awards under this Plan, in accordance with the determinations made by the Committee, by execution of written agreements and/or other instruments in such form as is approved by the Committee.

3.3    Liability Limitation.    Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by the Charter and/or By-Laws of the Company as then in effect and to the fullest extent under any indemnification agreement and/or directors’ and officers’ liability insurance coverage which may be in effect from time to time.

4.     Term of Plan/Common Stock Subject to Plan.

4.1    Term.    This Plan shall terminate on April 22, 2008, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

4.2    Common Stock Subject to Plan.

4.2.1    Common Stock.    The Board shall reserve for Awards under this Plan 10,000,000 shares of the authorized and unissued shares of Common Stock. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of this Plan. Common Stock which may be issued under this Plan shall be authorized and unissued shares. No fractional shares of Common Stock shall be issued under this Plan.

4.2.2    Maximum Number of Shares.    The maximum number of shares of Common Stock for which Awards may be granted to any Participant in any year is 300,000 shares, except that the maximum number of shares of Common Stock for which Awards may be granted to the Company’s Chief Executive Officer in any year is 500,000.

4.3    Computation of Available Shares.    For the purpose of computing the total number of shares of Common Stock available for Awards, there shall be counted against the limitations set forth in Section 4.2 the maximum number of shares of Common Stock potentially subject to issuance upon exercise or settlement of Awards granted under Section 6, the number of shares of Common Stock issued or subject to potential issuance under Awards of Restricted Stock pursuant to Section 7, the maximum number of shares of Common Stock potentially issuable under Performance Awards pursuant to Section 8 and the maximum number of shares of Common Stock potentially issuable under Awards of Common Stock pursuant to Section 9, in each case determined as of the date on which such Awards are granted. If any Award expires unexercised or is forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock which were theretofore subject (or potentially subject) to such Award shall again be available for Awards under this Plan to the extent of such expiration, forfeiture, surrender, cancellation, termination or settlement of such Awards; provided, however, that forfeited Awards shall not again be available for Awards under this Plan if the Participant received, directly or indirectly, any of the benefits of ownership of the securities of the Company underlying such Award, including, without limitation, the benefit described in Section 7.6.

5.    Eligibility.    Individuals eligible for Awards under the Plan shall consist of (a) employees of the Company and/or its Subsidiaries whose performance or contribution, in the sole discretion of the Committee, benefits or will benefit the Company in a significant manner, (b) Non-Employee Directors and (c) in the sole discretion of the Committee, consultants or advisors of the Company and/or any Subsidiary who (i) are natural persons, (ii) provide bona fide services to the Company and/or any Subsidiary and (iii) provide services that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or any Subsidiary’s securities.

6.    Stock Options.

6.1    Terms and Conditions.    Stock Options awarded under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Such Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

6.2    Grant.    Stock Options may be granted under this Plan in such form as the Committee may from time to time approve. Subject to Section 5, Stock Options may be granted alone or in addition to other Awards. Notwithstanding the above, no Incentive Stock Options shall be granted to any employee who owns more than 10% of the combined total voting power of the Company or any Subsidiary, unless the requirements of Section 422(c)(5) (or any successor provision) of the Code are satisfied.

6.3    Exercise Price.    The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of Award; provided, however, that the exercise price of any Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the Award of such Stock Option. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the exercise price of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of such Fair Market Value.

6.4    No Repricing.    Notwithstanding the provisions of Section 15 below or any other provision of this Plan, the Plan prohibits any amendment to an outstanding Stock Option to decrease the exercise price, except as provided in Section 13 below, or any cancellation of an outstanding Stock Option in consideration for the grant of a new option with a lower exercise price, unless approved by the shareholders.

6.5    Term.    The term of each Stock Option shall be such period of time as is fixed by the Committee at the time of grant; provided, however, that the term of any Incentive Stock Option shall not exceed ten (10) years after the date the Incentive Stock Option is awarded. For any Participant who owns ten percent (10%) or more of the combined total voting power of the Company or any Subsidiary, the term of each Incentive Stock Option shall not exceed five (5) years.

6.6    Method of Exercise.    A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Director of Human Resources of the Company, or such other officer of the Company as the Committee shall designate, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Award Agreement and applicable law, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) a fully-secured, recourse promissory note, or (b) shares of Common Stock already owned by the Participant for at least six (6) months prior to the exercise date. The Committee may, in the relevant Award Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell through a broker the shares of Common Stock thereby acquired, and use the proceeds from such sale as payment of the exercise price of such Stock Options, by delivering to the broker irrevocable instructions to promptly deliver to the Company the amount of the sale proceeds needed to pay the exercise price. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

6.7    Date of Exercise.    Vesting dates of Stock Options awarded to a Participant will be specified in the applicable Award Agreement at the discretion of the Committee. Stock Options that meet the vesting requirements may be exercised in whole or in part at any time and from time to time during their specified terms.

6.8    Share NCF Program.    The Committee as part of this Plan shall maintain a program under which the Committee shall have the right (where the Committee deems appropriate) to condition the grant of a Stock Option to a Participant who is an employee in whole or in part on the purchase of Common Stock by such Participant, and the Committee shall establish such rules and procedures for the purchase of Common Stock and the related grant of any Stock Option under such program as the Committee deems appropriate under the circumstances; provided, however, that (1) all Common Stock purchases under such program shall be made in the open market and (2) the Committee shall grant any related Stock Option at an exercise price equal to the purchase price paid by the Participant in purchasing such Common Stock in the open market.

6.9    Reload Options.    At the discretion of the Committee, Stock Options granted under the Plan may include a so-called “reload” feature pursuant to which a Participant exercising a Stock Option by the delivery of a number of shares of Common Stock in accordance with Section 6.6 hereof would automatically be granted an additional Stock Option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional Stock Option is granted and with the same expiration date as the original Stock Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original Stock Option.

7.    Restricted Awards.

7.1    Terms and Conditions.    Restricted Awards shall be in the form of grants of Restricted Stock. Restricted Awards shall be subject to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

7.2    Restricted Stock Grants.    An Award of Restricted Stock is an Award of shares of Common Stock, in uncertificated form, issued to and registered with the Company’s designated Stock Transfer

Agent, in the name of the applicable Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, pledge, hypothecation or other disposition of such shares and the requirements that the Participant deposit such shares with the Company while such shares are subject to such restrictions and that such shares be forfeited upon termination of employment or cessation of service as a Non-Employee Director for specified reasons within a specified period of time.

7.3    Grants of Awards.

7.3.1    Subject to Section 5, Restricted Awards may be granted alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant.

7.3.2    Each Restricted Award of Restricted Stock shall be issued in an uncertificated form and registered in the name of the Participant. The stock transfer books of the Company’s designated Stock Transfer Agent shall be noted with the following legend with reference to the shares made subject to such Restricted Award.

“These shares are subject to the terms and restrictions of the National Commerce Financial Corporation 2003 Stock and Incentive Plan; such shares are subject to forfeiture or cancellation under the terms of said Plan; and such shares shall not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from National Commerce Financial Corporation upon request.”

Such Award shall be held in uncertificated form until the restrictions thereon shall have lapsed and all of the terms and conditions applicable thereto have been satisfied.

7.4    Restriction Period.    In accordance with Sections 7.1 and/or 7.2, Restricted Awards shall only become unrestricted and vest in the Participant in accordance with such vesting schedule with respect to such Restricted Award as the Committee may establish in the relevant Award Agreement (the “Restriction Period”). Notwithstanding the immediately preceding sentence, in no event shall the Restriction Period be less than one (1) year after the date on which such Restricted Award is granted. During the Restriction Period applicable to a Restricted Award, such Award shall be unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate the Restricted Stock covered by such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Award or a portion thereof, as the case may be, as provided in Section 7.5.

7.5    Payment of Awards.    After the satisfaction and/or lapse of the restrictions, terms and conditions set by the Committee in respect of a Restricted Award of Restricted Stock, a certificate for the number of shares of Common Stock issued which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant. The remaining shares, if any, issued in respect of such Restricted Stock shall either be forfeited and canceled, or shall continue to be subject to the restrictions, terms and conditions set by the Committee, as the case may be.

7.6    Shareholder Rights.    A Participant shall have, with respect to the shares of Restricted Stock received under a Restricted Award, all of the rights of a shareholder of the Company, including, without limitation, the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Awards of Restricted Stock and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

8.    Performance Awards.

8.1    Terms and Conditions.    Performance Awards shall be subject to the terms and conditions set forth in this Section 8 and any additional terms and conditions, not inconsistent with the express provisions of this Plan, as the Committee shall set forth in the relevant Award Agreement.

8.2    Performance Award Grants.    A Performance Award is an Award of Performance Units or Performance Shares granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such Performance Award (or a portion thereof) in the event certain performance criteria are not met within a designated period of time.

8.3    Grants.    Subject to Section 5, Performance Awards may be awarded alone or in addition to any other Awards. Subject to the terms of this Plan, the Committee shall determine the number of Performance Shares or Performance Units to be awarded to a Participant and the Committee may impose different terms and conditions on any particular Performance Award awarded to any Participant.

8.4    Performance Goals and Performance Periods.    Participants receiving Performance Awards shall only earn into and be entitled to payment in respect of such Performance Awards if the Company, a Subsidiary and/or a division of the Company specified by the Committee (a “Division”) and/or the Participant satisfy certain performance goals (the “Performance Goals”) during and in respect of a designated performance period as determined by the Committee (the “Performance Period”). Performance Goals and the Performance Period shall be established by the Committee in its sole discretion. Performance Periods may overlap each other from time to time. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee shall also establish a schedule or schedules for such Performance Awards setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. In setting Performance Goals, the Committee may use, but shall not be limited to, such measures as total shareholder return, return on equity, return on assets, net earnings per share growth, comparisons to peer companies, divisional goals, individual or aggregate Participant performance or such other measure or measures of performance as the Committee, in its sole discretion, may deem appropriate. Such performance measures shall be defined as to their respective components and meanings by the Committee in its sole discretion. During any Performance Period, the Committee shall have the authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period, so long as such adjustment does not materially adversely affect or otherwise disqualify the Company from the benefits provided by Section 162(m) of the Code, or any like or successor section thereto.

8.5    Payment of Performance Awards.    With respect to each Performance Award, the Participant shall, if the applicable Performance Goals have been satisfied by the Company, a Subsidiary, a Division and/or the Participant, as applicable, during the relevant Performance Period, be entitled to receive payment in an amount equal to the designated value of the Performance Award. Payment in settlement of earned Performance Awards shall be made as soon as practical following the conclusion of the applicable Performance Period in cash, in shares of unrestricted Common Stock or in Restricted Stock as the Committee, in its sole discretion, shall determine and provide in the relevant Award Agreement.

8.6    Rights Associated with Performance Shares.    During the Performance Period, and unless the Award Agreement provides otherwise, (a) Participants may not exercise voting rights associated with their Performance Shares, and (b) all dividends and other distributions paid with respect to any Performance Shares will be held by the Company as escrow agent during the Performance Period. At the end of the Performance Period, these dividends will be distributed to the Participant or forfeited if the applicable Performance Goals are not met as provided in Section 8.5. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Common Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the Performance Shares with respect to which they were issued.

9.    Outright Stock Awards.    The Committee, in its sole discretion, shall have the power to make an Award of shares of Common Stock to any Participant, including without limitation to any Non-Employee Director in payment of such Non-Employee Director’s retainer or meeting fees or as compensation for attendance at board meetings. Each such Award shall be subject to such conditions and restrictions, if any, as may be established by the Committee, including but not limited to a requirement that the Non-Employee Director agree to hold such shares of Common Stock for at least six months and/or to hold such shares for investment and not with a view to resale to the public.

10.    Deferral Elections.    The Committee may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or settlement of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash or the crediting of dividend equivalents in respect of deferred Awards credited in shares of Common Stock.

11.    Termination of Employment.

11.1    General.    Subject to the terms and conditions of Section 14, if and to the extent an Award Agreement shall not specify when or if an Award may be exercised, earned or settled after a Participant’s termination of employment or a Non-Employee Director ceases to be a director, the following terms and conditions shall apply as appropriate and to the extent not inconsistent with the terms and conditions, if any, of such Award Agreement:

11.1.1    Except as otherwise provided in this Section 11.1.1 or in an Award Agreement:

(a)  Non-Vested Stock Options.    If a Participant’s employment by the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) while

Stock Options granted to such Participant are non-vested, such Participant’s rights, if any, to exercise any non-vested Stock Options, if any, shall immediately terminate and the Participant (and such Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Stock Options. In the event of Disability, Retirement or death while a Participant’s Stock Options are non-vested, such non-vested Stock Options shall become vested immediately.

(b)  Vested Stock Options; Termination for Reasons Other Than Death, Disability or Retirement.    Any vested Stock Option held by a Participant whose employment terminates other than by reason of death, Disability or Retirement, to the extent exercisable immediately prior to such termination of employment, will remain exercisable for a specified time period ending on the earlier of the end of the term of such Stock Options and a date that is thirty (30) days after such termination (subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement).

(c)  Vested Incentive Stock Options; Termination Due to Disability.    If a Participant’s termination of employment is due to Disability, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options vested as of the date of the termination, if any, and those vesting under the last sentence of Section 11.1.1(a) above, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the first anniversary of the date of termination due to Disability.

(d)  Vested Incentive Stock Options; Termination Due to Retirement.    If a Participant’s termination of employment is due to Retirement, a Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise Incentive Stock Options vested as of the date of the termination, if any, and those vesting under the last sentence of Section 11.1.1(a) above, if any, at any time within the period ending on the earlier of the end of the term of such Incentive Stock Options and the date that is three (3) months after such termination due to Retirement.

(e)  Death of a Participant.    If any Participant dies while holding a vested Stock Option or a Stock Option that becomes vested pursuant to the last sentence of Section 11.1.1(a) above, such Participant’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such Stock Options, if any, at any time within the period ending on the earlier of the end of the term of such Stock Options and the date that is one (1) year from the date of such Participant’s death (but in no event more than one (1) year from the date of such Participant’s termination of employment due to Disability or three (3) months from the date of such Participant’s termination of employment due to Retirement in the case of an Incentive Stock Option, as applicable).

(f)  Vested Non-Qualified Stock Options; Termination Due to Disability or Retirement.    If a Participant’s employment is terminated by reason of Disability or Retirement, the Participant shall have the right, subject to the applicable terms and provisions of this Plan (and any rules and procedures hereunder) and the relevant Award Agreement, to exercise Non-Qualified Stock Options vested as of the date of the termination, if any, and those vesting under the last sentence of Section 11.1.1(a) above, if any, at any time following the

Participant’s termination of employment and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and set forth in the Award Agreement related thereto.

(g)  Non-Employee Directors.    If a Non-Employee Director ceases to be a director for any reason (other than Disability, Retirement or death) while Non-Qualified Stock Options granted to such Non-Employee Director are non-vested, such Non-Employee Director’s rights, if any, to exercise any non-vested Non-Qualified Stock Options, if any, shall immediately terminate and the Non-Employee Director (and such Non-Employee Director’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interest in or with respect to any such Non-Qualified Stock Options. In the event of the Disability, Retirement or death of a Non-Employee Director while the Non-Employee Director’s Non-Qualified Stock Options are non-vested, such non-vested, Non-Qualified Stock Options shall become immediately vested. Vested Non-Qualified Stock Options, if any, of a Non-Employee Director who ceases to be a director other than by reason of death, Disability or Retirement, to the extent exercisable immediately prior to such cessation, will remain exercisable for a specified time period of thirty (30) days after such cessation (subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement). If the cessation of a Non-Employee Director’s status as a director is due to Retirement or Disability, the Non-Employee Director shall have the right, subject to the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise any Non-Qualified Stock Options vested as of the date of the cessation, if any, and those non-vested Stock Options vesting in the discretion of the Committee as provided above, if any, at any time following such cessation due to Retirement or Disability and prior to the expiration date of such Non-Qualified Stock Options as fixed by the Committee and as set forth in the Award Agreement related thereto. If any Non-Employee Director dies while holding vested Non-Qualified Stock Options or non-vested Non-Qualified Stock Options vesting in the discretion of the Committee as provided above, such Non-Employee Director’s estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, to exercise such vested Non-Qualified Stock Options, if any, at any time within one (1) year from the date of such Non-Employee Director’s death.

11.1.2    If a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the satisfaction and/or lapse of the restrictions, terms and conditions applicable to Restricted Award(s), such Restricted Award or Awards shall be forfeited, unless the Committee in its discretion determines otherwise. In the event of a Participant’s Disability, Retirement or death during the Restricted Period, shares of Restricted Stock shall become free of restrictions to the extent determined by the Committee.

11.1.3    If a Participant’s employment with the Company or any of its Subsidiaries is terminated for any reason (other than Disability, Retirement or death) prior to the completion of any Performance Period, all of such Participant’s Performance Awards earnable in relation to such Performance Period shall be forfeited. If a Participant’s termination of employment is due to Disability, Retirement or death, the disposition of the Performance Awards of such Participant earnable in the Performance Period in which such termination occurs will be determined by the Committee in its discretion.

12.    Non-transferability of Awards.

(a)  Except as otherwise provided in Section 12(b), no Award under this Plan or any Award Agreement, and no rights or interests therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary thereof, except by testamentary disposition or the laws of descent and distribution. No such right or interest shall be subject to seizure for the payment of the Participant’s (or any beneficiary’s) debts, judgements, alimony, or separation maintenance or be transferable by operation of law in the event of the Participant’s (or any beneficiary’s) bankruptcy or insolvency. Except as otherwise provided in Section 12(b), during the lifetime of a Participant, Stock Options are exercisable only by the Participant.

(b)  Non-Qualified Stock Options (whether such Stock Options were Non-Qualified Stock Options when awarded or subsequent to the Award thereof became Non-Qualified Stock Options pursuant to applicable law or any provision of this Plan) held by a Participant may be assigned to a Family Member (as defined below) of such Participant pursuant to a domestic relations order or in the form of a bona fide gift at any time after the Award, but prior to the expiration date, of such Non-Qualified Stock Options if as of the time of such transfer a registration statement on Form S-8 (or any successor form) filed by the Company under the Securities Act of 1933, as in effect and as amended from time to time, or any successor statute thereto (the “Securities Act”), is in effect with respect to this Plan (and the Awards granted and shares of Common Stock issuable hereunder). Each such transferred Non-Qualified Stock Option shall continue to be governed by the applicable terms and provisions of this Plan (and any rules or procedures hereunder) and the applicable Award Agreement with the transferor Participant, and the Family Member shall be entitled to the same rights and subject to the same obligations, restrictions, limitations and prohibitions under this Plan and such Award Agreement as the transferor Participant, as if such assignment had not taken place; provided, however, that no Non-Qualified Stock Option assigned to a Family Member may be assigned to any other person by that Family Member.

The term “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

13.    Changes in Capitalization and Other Matters.

13.1    No Corporate Action Restriction.    The existence of this Plan, Award Agreements and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or its business, (b) any merger, share exchange or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any

Subsidiary. No Participant, Family Member, beneficiary or any other person shall have any claim against any member of the Board, the Committee, the Company or any Subsidiary as a result of any such action.

13.2    Recapitalization Adjustments.    In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, merger, acquisition, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board, in its sole discretion, may authorize and make such proportionate adjustments, if any, as the Board may deem appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under this Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, any number of shares of the Common Stock covered by each outstanding Award, and the exercise price or other price per share of Common Stock in respect of outstanding Awards.

14.    Change in Control.

14.1    Acceleration of Awards Vesting.    Except as otherwise provided in this Section 14, if a Change in Control of the Company occurs (a) all Stock Options then unexercised and outstanding shall become fully exercisable as of the date of the Change in Control, (b) all restrictions, terms and conditions applicable to all Restricted Stock then outstanding shall be deemed lapsed and satisfied as of the date of the Change in Control, and (c) the payment of outstanding Performance Awards shall be accelerated to the date of the Change in Control.

14.2    Treatment of Awards After Change in Control.

14.2.1    Restricted Stock.    Within thirty (30) days after a Change in Control occurs, the holder of an Award of Restricted Stock shall receive a new certificate for such shares without the legend set forth in Section 7.3.2.

14.2.2    Performance Awards.    Within thirty (30) days after a Change in Control occurs, the holder of a Performance Award shall receive payment of the value of such Performance Award in cash or stock as provided in the applicable Award Agreement. For purposes of Section 14, if the acceleration causes a Performance Period of less than or equal to 18 months, the value will be the grant amount, and if the acceleration causes a Performance Period of greater than 18 months, the value will be the greater of the grant amount or the calculated value of the Performance Award. For purposes of this paragraph, the Performance Period shall be measured from the beginning of the Performance Period under the Award Agreement until the most recent calendar quarter, prior to the date of the Change in Control.

14.2.3    Stock Options.    All Stock Options, both those vested as of the date of the Change of Control and those vesting under Section 14.1 above, shall remain exercisable in accordance with the terms and provisions of this Plan (and any rules or procedures hereunder) and the relevant Award Agreement, except that, if a Participant’s employment is terminated by the Company or any Subsidiary without Cause or the Participant terminates his or her employment with the Company or any Subsidiary for Good Reason within two (2) years from the date of the Change of Control, then the Participant’s Non-Qualified Stock Options vested as of the date of the Change of Control or vesting pursuant to Section 14.1 shall, notwithstanding any other provision hereof, be exercisable at any time following the Participant’s termination of employment and prior to the expiration date of such Non-Qualified Stock Options as set forth in the applicable Award Agreement(s).

14.3    Termination as a Result of a Potential Change in Control.    If, as a result of a Potential Change of Control, a Participant’s employment is terminated either (a) by the Company or any Subsidiary without Cause, or (b) by the Participant for Good Reason, then for purposes of this Section 14, a Change in Control shall be deemed to have occurred immediately prior to such Participant’s termination of employment. In such event, all Awards made under this Plan shall be treated as provided in Section 14.2.

14.4    Definitions.    For purposes of this Section 14, the following words and phrases shall have the meaning specified:

14.4.1    “Beneficial Owner” shall have the meaning set forth in SEC Regulation §240.13d-3 or any successor regulation.

14.4.2    “Cause” shall mean, unless otherwise defined in an employee Participant’s individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), (a) the indictment of the Participant for any serious crime, (b) the willful and continued failure by the Participant to substantially perform the Participant’s duties, as they may be defined from time to time, with the Participant’s primary employer or to abide by the written policies of the Company or the Participant’s primary employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), or (c) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any Subsidiary, monetarily or otherwise. For purposes of the preceding sentence, no act shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such act, or failure to act, was in the best interests of the Company and its Subsidiaries.

14.4.3    A “Change in Control” shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

(a)  any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by any such Person any securities acquired directly from the Company) representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)  during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 14.4.3(a), 14.4.3(c) or 14.4.3(d)) whose election or nomination for election to the Board was or is approved of by a vote of at least two-thirds of the directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(c)  the shareholders of the Company approve and the action is implemented to merge the Company with any other corporation, to effect a share exchange for the Company’s outstanding securities, or to effect a complete liquidation of the Company, other than a merger, share exchange, or liquidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the Surviving Entity), in combination with the ownership of any trustee or other fiduciary holding securities under any benefit plan of the Company or any Subsidiary, more than seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such Surviving Entity outstanding immediately after such merger, share exchange or liquidation; or

(d)  the shareholders of the Company approve an agreement for the sale or disposition by the Company (other than to a Subsidiary) of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, with respect to a particular Participant a Change in Control shall not include any event, circumstance or transaction which results from the action of any Person which is or includes, is affiliated with, or is wholly or partly controlled by one or more executive officers of the Company or any Subsidiary and in which entity or group the Participant participates.

14.4.4    “Good Reason” for termination by a Participant of the Participant’s employment shall mean, for purposes of this Section 14, unless otherwise defined in the Participant’s individual employment agreement with the Company or any Subsidiary (in which case such employment agreement definition shall govern), the occurrence (without the Participant’s consent) of any one of the following:

(a)  the Company or any Subsidiary fails to continue or changes substantially any performance-based incentive plan in which the Participant was entitled to participate immediately prior to the Change in Control substantially in the forms then in effect. A reduction of more than ten percent (10%) in a Participant’s incentive opportunity shall be deemed a substantial change.

(b)  the Participant is required to change the location of the Participant’s job or office, so that it will be based at a location more than thirty-five (35) miles from the location of the Participant’s job or office prior to the Change in Control; or

(c)  a reduction in the Participant’s rate of annual base salary as in effect on the day prior to the occurrence of a Change in Control, where “annual base salary” is the Participant’s regular basic annual compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and, without limitation, shall not include, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

14.4.5    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (a) the Company or any Subsidiary, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary qualified under Section 401(a) of the Code, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

14.4.6    “Potential Change in Control” shall be deemed to have occurred if any one of the following conditions shall have been satisfied:

(a)  the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

(b)  the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(c)  any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding securities, or any Person increases such Person’s beneficial ownership of such securities by five (5) percentage points or more over the percentage so owned by such Person on January 1, 1994; or

(d)  the Board adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control has occurred.

14.4.7    “Surviving Entity” shall mean only an entity in which all or substantially all of the Company’s shareholders immediately before any merger, share exchange or liquidation become shareholders by the terms of such merger, share exchange or liquidation.

14.5    Adverse Tax Consequences.    If the making of any payment or payments pursuant to this Section 14 or otherwise would (a) subject the Participant to an excise tax under Section 4999 of the Code, or any like or successor section thereto, or (b) result in the Company’s loss of a federal income tax deduction for such payments under Section 280G of the Code, or any like or successor section thereto (either or both, an “Adverse Tax Consequence”), then, unless otherwise expressly provided in a relevant Award Agreement or employment agreement, the payments attributable to this Plan that are “parachute payments” within the meaning of such Section 280G of the Code shall be reduced, as determined by the Committee in its sole discretion, but after consultation with the Participant affected, to the extent necessary to avoid any Adverse Tax Consequence. Any disputes regarding whether any payments to a Participant would result in an Adverse Tax Consequence shall be resolved by an opinion of a nationally recognized accounting firm acceptable to the Company and the Participant.

15.    Amendment, Suspension and Termination.

15.1    In General.    The Board may suspend or terminate this Plan (or any portion thereof) at any time and may amend this Plan at any time and from time to time in such respects as the Board may deem advisable to ensure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; provided, however, that no such amendment shall, without majority (or such greater percentage if required by law, charter, by-law or other regulation or rule) shareholder approval to the extent required by law or the rules of any exchange upon which the Common Stock is listed, (a) except as provided in Section 13, increase the number of shares of Common Stock which may be issued under this Plan, (b) materially modify the requirements as to eligibility for participation in this Plan, (c) materially increase the benefits accruing to Participants under this Plan, or (d) extend the termination date of this Plan. No such amendment, suspension or termination shall (i) materially adversely affect the rights of any Participant under any outstanding Award, without the consent of such Participant, or (ii) make any change that would disqualify this Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from (A) the exemption provided by SEC Regulation §240.16b-3, or any successor thereto, or (B) the benefits provided under Section 422 of the Code or any successor thereto.

15.2    Award Agreements.    The Committee may amend or modify at any time and from time to time any outstanding Award and Award Agreement, in any manner to the extent that the Committee would have had the authority under this Plan to initially determine the restrictions, terms and provisions of such Award, including, without limitation, to change the date or dates as of which Stock Options may be exercised. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award and Award Agreement without the consent of such Participant.

16.    Miscellaneous.

16.1    Tax Withholding.    The Company shall have the right to deduct from any payment or settlement under this Plan, including, without limitation, the exercise of any Stock Option, or the delivery or vesting of any shares of Common Stock, Restricted Stock, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

16.2    No Right to Employment.    Neither the adoption of this Plan, the granting of any Award, nor the execution of any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

16.3    Unfunded Plan.    This Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards. Any liability of the Company to any person with respect to any Award or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of this Plan or any such Award or Award Agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in this Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof, any Family Member or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary, any Family Member or any other person.

16.4    Payments to a Trust.    The Committee is authorized to cause to be established a trust agreement or several trust agreements or similar arrangements from which the Committee may make payments of amounts due or to become due to any Participants under this Plan.

16.5    Other Company Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of this Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.6    Listing, Registration and Other Legal Compliance.    No Award shall be made and no shares of the Common Stock shall be issued under this Plan, and no assignment of a Non-Qualified Stock Option to a Family Member shall be made, unless legal counsel for the Company shall be satisfied that such issuance or assignment will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment of any Award, share issuance or assignment of Non-Qualified Stock Options, that certain agreements, undertakings, representations, certificates, and/or information as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Stock and/or Common Stock delivered under this Plan may be subject to such stock transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the SEC, and the NYSE (or any other securities exchange the stock is currently trading on) and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Award Agreement) for (a) the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary, any Participant (or any designated beneficiary or other legal representative) or any Family Member to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. If at any time and from time to time the Committee determines, in its sole discretion, that the listing, registration or qualification of any Award, or any Common Stock or property covered by or subject to such Award, upon the NYSE (or any other securities exchange the stock is currently trading on) or under any foreign, federal, state or local securities or other law, rule or regulation is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or delivery of Restricted Stock and/or Common Stock or other property under such Award or otherwise, no such Award may be exercised or settled, or paid in Restricted Stock, Common Stock or other property, unless such listing, registration or qualification shall have been effected free of any conditions that are not acceptable to the Committee.

16.7    Award Agreements.    Each Participant receiving an Award (except, in the Committee’s discretion, an Award of Common Stock pursuant to Section 9 hereof) shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein.

16.8    Designation of Beneficiary.    Each Participant to whom an Award has been made may designate a beneficiary or beneficiaries to receive any payment which under the terms of this Plan and the relevant Award Agreement may become payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or canceled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

16.9    Leaves of Absence/Transfers.    The Committee shall have the power to promulgate rules, policies and regulations and to make determinations, as it deems appropriate, under this Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

16.10    Governing Law.    This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to principles of conflict of laws. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of this Plan.

16.11    Effective Date.    This Plan shall become effective upon its approval by a majority of the Company’s shareholders at the Company’s 2003 Annual Meeting of Shareholders.

NATIONAL COMMERCE FINANCIAL CORPORATION PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 23, 2003

The undersigned hereby appoints THOMAS M. GARROTT, W. NEELY MALLORY JR., and M.J.A. “JEKKA” PINCKNEY, and each of them, proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of National Commerce Financial Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, April 23, 2003, at 10:00 a.m. local time, in the Auditorium at National Bank of Commerce, Concourse Level, Commerce Tower, One Commerce Square, Memphis, Tennessee 38150, and at any adjournments thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournments thereof. Said proxies are directed to vote on the matters described in the Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournments thereof.

1.	ELECTION OF DIRECTORS.

(        )        FOR ALL

(        )        WITHHOLD FOR ALL

(        )        EXCEPTIONS

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box above and strike a line through the nominee’s name in the list below.)

Class C to serve until Annual Meeting of Shareholders in 2006: James B. Brame Jr.; John D. Canale III; James H. Daughdrill Jr.; J. Bradbury Reed; David E. Shi

2.	APPROVAL OF THE NATIONAL COMMERCE FINANCIAL CORPORATION 2003 STOCK AND INCENTIVE PLAN.

FOR    (        )            AGAINST    (         )            ABSTAIN    (        )

3.	RATIFICATION OF THE BOARD OF DIRECTORS’ APPOINTMENT OF KPMG LLP, independent certified public accountants, as auditors of NCF for the year ending December 31, 2003.

FOR    (        )            AGAINST    (         )            ABSTAIN    (        )

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED “FOR” EACH OF THE ABOVE-MENTIONED PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE ANNUAL MEETING FOR ACTION TO BE TAKEN THEREUNDER, THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGEMENT.

Please sign and date below and return the proxy material in the enclosed envelope, whether or not you plan to attend the annual meeting. Please date this proxy and sign exactly as your name or names appear hereon. When more than one owner is shown below, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If this proxy is submitted by a partnership, it should be executed in partnership name by an authorized person.

Date	Share owner sign here	Co-owner, if any, sign here